AS FILED WITH THE U. S. SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 10, 2022

REGISTRATION NO. 333-252720

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

AMENDMENT NO. 2 TO

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_________________

The Docs, Inc.

(Exact name of registrant as specified in its charter)

_________________

Nevada	8011	36-4868730
(State or Other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation or Organization)	Classification Number)	Identification No.)

5235 S. Durango Dr., Suite 103

Las Vegas, Nevada 89113

(Address of Principal Executive Offices) (Zip Code)

(702) 592-0261

(Registrant’s telephone number, including area code)

Mark A. Cole

5235 S. Durango Dr., Suite 103

Las Vegas, Nevada 89113

Phone: (702) 592-0261

E-mail: defrosted@aol.com

(Name, Address, Including Zip Code and Telephone Number,

Including Area Code, of Agent for Service)

WITH COPIES OF ALL CORRESPONDENCE TO:

Thomas C. Cook, Esq.

Law Offices of Thomas C. Cook, Ltd.

10470 W. Cheyenne Ave., Suite 115, PMB 303

Las Vegas, Nevada 89129

Phone: (702) 524-9151

E-mail: tccesq@aol.com

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑
Emerging growth company ☑

SEC 870 (05-19) Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number. 1

Calculation of Registration Fee

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	FIXED PRICE PER SHARE(1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE

Common stock, $0.001 par value	2,000,000	$0.10	$200,000	$25.96

TOTAL	2,000,000	$0.10	$200,000	$ 25.96

(1)	Our common stock is not traded on any national exchange. Pursuant to Rule 457(a), the filing fee is based on the number of shares of the common stock offered hereunder, it has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. Although the registrant's common stock has a par value of $0.001, the registrant believes that the calculation of $0.10 per share for the common shares is a bona fide estimate of the offering price in accordance with Rule 457(a). The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company. In determining the offering price, the Company considered such factors as the prospects, if any, of the previous experience of management, the present financial resources of the Company, and the likelihood of acceptance of this offering.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U. S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED _______________, 2022

PROSPECTUS

The Docs, Inc.

2,000,000 shares of common stock being offered by The Docs, Inc. at a fixed price of $0.10.

The shares of stock to be sold include: a) 2,000,000 shares, by us at are being offered for sale to investors on a best efforts basis a price of $0.10 per share.

We are an "emerging growth company" under applicable federal securities laws and will be subject to reduced public company reporting requirements.

We are registering up to 2,000,000 shares, representing 16.1% of our outstanding common stock if all shares are sold, for sale to investors by us at a price of $0.10 per share for a total of $200,000. This offering will terminate when all 2,000,000 shares are sold, or if not all of the shares are sold the offering will close on December 31, 2022 unless we terminate it earlier. If the offering by the Company to sell 300,000 shares of common stock is not closed by December 31, 2022, management reserves the right to extend the offering for six months, pursuant to the rules of the Securities Act of 1933.

The "penny stock" rules limit trading of securities not traded on NASDAQ or a recognized stock exchange, or securities which do not trade at a price of $5.00 or higher in that brokers making trades in those securities must make a special suitability determination for purchasers of the security and obtain the purchaser's written consent prior to purchase. If our common stock is not listed on NASDAQ or a recognized stock exchange or its trading price is not $5.00 or more these rules may cause many potential purchasers to reconsider their intended purchase of our common stock. The application of these rules may make it difficult for purchasers in this offering to resell their shares. As of the date of this Prospectus, the Common Stock is not traded on NASDAQ or any recognized stock exchange.

The Docs, Inc. is a developmental stage company focused on offering services to physicians in the Southern Nevada and surrounding areas who specialize in serving patients in the fields of endocrinology, podiatry, interventional cardiology, nutrition, and non-narcotic pain management. The Docs, Inc. is not in the business of providing direct medical services, rather to provide administrative services to physicians. We have just begun operations, have no income, and limited assets. We are presently in an unsound financial condition, and you should not invest unless you can afford to lose your entire investment. As of February 10, 2022, we have 10,410,000 common shares issued and outstanding and 3,500,000 preferred shares issued and outstanding.

Voting Preferred Shares consists of 5,000,000 authorized shares, par value $0.001. There are 3,500,000 Voting Preferred Shares issued and outstanding as of June 30, 2021. The holders of shares of Voting Preferred Stock have the power to vote each share at any shareholder meeting, where each share of Voting Preferred Stock carries the weight of two hundred (200) votes for each share of common stock, which represents 98.5% of the current total voting power in the Company.

Our preferred stock and common stock are not quoted on any exchange or in the over-the-counter market. There is no trading market for our preferred stock or common stock. After we close this offering, we expect to have an application filed with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for quotation on the OTC Markets OTCQB. We will require the assistance of a market-maker to apply for quotation and there is no guarantee that a market-maker will agree to assist us. Further, we have no current plans to apply to have our preferred stock listed or quoted on any exchange or inter-dealer quotation system. The purchase of the securities offered through this prospectus involves a high degree of risk.

See "Risk Factors" beginning on page 10

Neither the U. S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have established an escrow account with our corporate attorney for the sole purpose to ensure good funds are received. The purpose of the escrow account is to ensure that the Subscription Agreement and funds are in proper order. Once funds are placed in the escrow account, you do not have the right to withdraw your escrowed funds. There is no minimum for this offering; therefore, funds will be released from escrow upon receipt and we will promptly issue shares to investors even if you are the sole purchaser in this offering.

The date of this prospectus is __________________, 2022

PROSPECTUS SUMMARY

THE DOCS, INC.

The following summary highlights selected information contained in this Prospectus. This summary does not contain all the information that may be important to you. You should read the more detailed information contained in this prospectus, including but not limited to, the risk factors beginning on page 3. References to "we," "us," "our," "The Docs, Inc.," or the "Company" mean The Docs, Inc.

Forward-Looking Statements

This Prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend, and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this Prospectus.

Our Company

We were incorporated on April 16, 2017 as The Docs, Inc., as a Nevada corporation. We consider ourselves to be an emerging growth company under applicable federal securities laws and will be subject to reduced public company reporting requirements. (See “Implications of Being an ‘Emerging Growth Company’” below in this Section)

Our Medical Director and provider, Dr. Dewan, is licensed to practice medicine in the state of Nevada. In preparation of providing these services, the Company has purchased equipment, including a Siemens C-Cam, Genoray Oscar C-Arm, Foot X-Ray, Rotablator, an Ultrasound Unit, an Optos Retinal Scanner, two Abl units, four exam chairs, and an IDI Vascular 4-Way table. Other than purchasing this equipment, activities to date have been limited primarily to organization, initial capitalization, establishing administrative offices in Las Vegas, Nevada. As of the date of this offering circular, the Company has developed a business plan and established administrative offices. To date, we have not provided any services. The proceeds we receive from this offering shall be used to further our business operations, and pay for costs and fees related to this offering. Without additional financing, we shall not be able to purchase supplies, and will not be able to conduct any services or have any chance of generating any revenues. Further, without any additional funding, we do not currently have sufficient cash to finance our operations for a period of twelve months, and our current cash on hand does not allow us to begin planned operations.

As of February 10, 2022, our officers and directors own 33.3% of our issued and outstanding preferred shares, and 90.4% of our issued and outstanding common shares. Further, the holders of shares of Voting Preferred Stock have the power to vote each share at any shareholder meeting, where each share of Voting Preferred Stock carries the weight of two hundred (200) votes for each share of common stock, which represents 98.5% of the current total voting power in the Company.

As a result, our preferred shareholders have the ability to control substantially all matters submitted to our stockholders for approval including:

a)       election of our board of directors;

b)       removal of any of our directors;

c)       amendment of our Articles of Incorporation or bylaws; and

d)       adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, these individuals have the ability to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our directors and executive officer could affect the market price of our preferred and common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the company may decrease. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Investors will own a minority percentage of the Company's common stock and will have minority voting rights. Investors will not have the ability to control either the vote of the Company's Shareholders or Board of Directors.

Since our inception on April 16, 2017, we have recognized no revenues. The implied aggregate price of our common stock calculated on 2,000,000 shares currently issued and outstanding based on the offering price of $0.10 is $200,000. Our total stockholders’ equity as of September 30, 2021 is $191,621. For our most recent fiscal year ended September 30, 2021, we incurred a net loss from operations of $68,795 and a net loss applicable to common shareholders of $364,879 since our inception on April 16, 2017 through the fiscal year ended September 30, 2021. We have relied upon the sale of our securities in unregistered transactions from our original founder and accredited investors to fund our operations. We are a development stage company and management is uncertain that the Company can generate sufficient revenues in the next 12-months to sustain our operations. We shall need to seek additional funding to continue our operations and implement our plan of operations. We will require $40,000 this year and $50,000 per year going forward to cover the costs of being a public company. We currently have no current cash reserves. Further, management believes to continue operations and to implement our plan of operations, we will need to raise approximately $1,000,000 over a two-year period.

Due to the uncertainty of our ability to meet our financial obligations and to pay our liabilities as they become due, in their report on our audited financial statements for the period from inception (April 16, 2017) to September 30, 2021, our registered independent auditors included additional comments indicating concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that led to this disclosure by our registered independent auditors. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. For the period from inception (April 16, 2017) through the year ended September 30, 2021, we experienced an operating loss of $364,879. As of September 30, 2021, we had cash on hand of $4,661 and equipment of $201,000.

Management has agreed to contribute monies to the Company, as needed, to keep it operational for the next twelve months. Therefore, unless management continues to contribute capital to the Company we shall be without funds to operate our business. Since we do not have any written agreements in place with our management, there is no guarantee that our management will contribute such money when and in the amounts needed to continue operations. Our Chief Executive Officer is involved in other business endeavors, he intends to devote approximately 8-10 hours a week to our business on a going forward basis. Without the support of management, we must raise additional capital in order to continue operations and to implement our plan of operations. See "Description of Business" section that we need to raise $1,000,000 to obtain appropriate office space, hire and train staff and to market the company’s services. If we are unable to obtain a sufficient amount of funding required, either from our officers or outside funding, we shall be required to cease our operations and close our business which can result is a total loss of any investor's investments in our company.

Implications of Being an “Emerging Growth Company

As a public reporting company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the Jumpstart our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

o·	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

o·	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis);

o·	are not required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

o·	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

o·	may present only two years of audited financial statements and only two years of related Management’s Discussion & Analysis of Financial Condition and Results of Operations, or MD&A;

o·	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

o·	are exempt from any PCAOB rules relating to mandatory audit firm rotation and any requirement to include an auditor discussion and analysis narrative in our audit report.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Certain of these reduced reporting requirements and exemptions were already available to us due to the fact that we also qualify as a “smaller reporting company” under SEC rules. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding management’s assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

Under the JOBS Act, we may take advantage of these reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, or such earlier time that we no longer meet the definition of an emerging growth company. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.0 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period. Furthermore, under current SEC rules we will continue to qualify as a “smaller reporting company” for so long as we (1) have a public float (i.e., the market value of common equity held by non-affiliates) of less than $75 million as of the last business day of our most recently completed second fiscal quarter; or (2) for so long as we have a public float of zero, have annual revenues of less than $50 million during our most recently completed fiscal year.

Investors should be aware that we will be subject to the "Penny Stock" rules adopted by the Securities and Exchange Commission, which regulate broker-dealer practices in connection with transactions in Penny Stocks. These regulations may have the effect of reducing the level of trading activity, if any, in the secondary market for our stock, and investors in our common stock may find it difficult to sell their shares. Please see the disclosures under "Penny Stock Regulations" on Page 28 of this Prospectus for more information.

Our principal offices are located at 5235 S. Durango Dr., Suite 103, Las Vegas, Nevada 89113. Our telephone number is: (702) 592-0261.

The Offering

Securities Offered:

Fixed Price	The offering price to the public of the common shares is at a fixed price of $0.10 per share for the entire duration of the offering.

Shares Offered by The Docs, Inc.	We are registering to sell to new investors up to 2,000,000 shares of common stock on a best efforts basis. We will sell these shares to new investors at $0.10 per share. The Company will receive the proceeds of this offering, which will be used to offset the offering expenses.

Common Stock Outstanding Before the Offering:	10,410,000 shares

Common Stock Outstanding After the Offering:	12,410,000 shares if maximum sold

No Minimum	There is no minimum for this offering, funds will be released to us from our escrow agent after we ensure good funds are received and we will promptly issue shares to investors even if you are the sole purchaser in this offering

Termination of Offering	The offering will terminate when all 2,000,000 common shares are sold, or if less than 2,000,000 common shares are sold, the offering will close on December 31, 2022. Management reserves the right to extend the offering six months, pursuant to the rules of the Securities Act of 1933. The securities registered under Rule 415(a)(2), may only be registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration statement.

Offering Price	The offering price of the common stock is $0.10 per share.

Use of Proceeds	If we are successful at selling all the shares the shares being offered by our Company, the offering will have raised $200,000. Prior to the offering, the Company had cash on hand of $4,661 and equipment of $201,000. We intend to use these proceeds to pay for our registration fee, legal fees, audit fees, transfer agent fees, and copies.

We are registering up to 2,000,000 shares of our common stock to be sold by an officer/director to the public at $0.10 per share.

Selected Financial Data

The following financial information summarizes the more complete historical financial information at the end of this Prospectus.

The summary information below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the September 30, 2021 financial statements and notes thereto included elsewhere in this Prospectus.

Balance Sheet Data
	September 30, 2021 (audited)	September 30, 2020 (audited)

Total cash and equivalents	$4,661	$5,416
Total current assets	$4,661	$5,416
Total long-term assets	$201,000	$265,000

Total Assets	$205,661	$270,416

Total current liabilities	$14,040	$10,000
Total liabilities	$14,040	$10,000

Income Statement Data
	For the year ended September 30, 2021 (audited)	For the year ended September 30, 2020 (audited)
Revenues	$ -	$ -

General & Administrative Expenses	4,795	20,084
Impairment charge on fixed assets	64,000	276,000

Net loss from Operations	$(68,795)	$(296,084)

Net (loss) applicable to common shareholders	$(68,795)	$(296,084)

RISK FACTORS

Please consider the following risk factors before deciding to invest in our preferred and common stock.

This offering and any investment in our preferred and common stock involves a high degree of risk. You should carefully consider the risks discussed in this section and all of the information contained in this Prospectus before deciding whether to purchase our preferred or common stock.

If any of the following risks actually occur, our business, financial condition, and results of operations could be harmed. An investment in our common and preferred stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this Prospectus before investing in our preferred and common stock. If any of the following risks occur, our business, operating results, and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

RISK FACTORS RELATING TO OUR FINANCIAL CONDITION

1. WE HAVE NO OPERATING HISTORY AND LIMITED HISTORICAL FINANCIAL INFORMATION UPON WHICH YOU MAY EVALUATE OUR PERFORMANCE.

We have no operating history and we are subject to all risks inherent in a developing business enterprise. Our likelihood of success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with medical care services and the competitive environment in which we operate. You should consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, are in their early stages of our business. We may not be able to successfully address these risks and uncertainties or successfully implement our business plan. If we fail to do so, it could materially harm our business to the point of having to cease operations and could impair the value of our preferred and common stock to the point that the investors may lose their entire investment. Even if we accomplish these objectives, we may not be able to generate positive cash flows or profits that we anticipate in the future.

2. Our auditors have made reference to the substantial doubt as to our ability to continue as a going concern, THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO CONTINUE AS A GOING CONCERN.

Our financial statements included with this Registration Statement for the years ended September 30, 2021 and 2020 have been prepared assuming that we will continue as a going concern. Our auditors have made reference to the substantial doubt as to our ability to continue as a going concern in their audit report on our audited financial statements for the year ended September 30, 2021. Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether the Company can continue as a going concern, it may be more difficult for the Company to attract investors. Since our auditor's have raised a substantial doubt about our ability to continue as a going concern, this typically results greater difficulty to obtain loans than businesses that do not have a qualified auditor’s opinion.

Additionally, any loans we might obtain may be on less advantageous terms. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our business.

We plan to seek additional funds through private placements of our preferred and common stock. You may be investing in a company that will not have the funds necessary to continue to deploy its business plan. If we are not able to achieve sufficient revenues or find financing to cover our expenses, then we likely will be forced to cease operations and investors will likely lose their entire investment.

3. WE MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

We have prepared audited financial statements for the years ended September 30, 2021 and 2020. For the period from inception (April 16, 2017) through the fiscal year ending September 30, 2021, we experienced an audited operating net loss of $364,879. We have cash on hand of $4,661. Our ability to continue to operate as a going concern is fully dependent upon the Company obtaining sufficient financing to develop and expand our operational activities. The ability to achieve profitable operations is in direct correlation to our ability to generate revenues or raise sufficient financing. Our near-term financing is this Offering, to help the Company raise $200,000, our long-term financing needs we will need to raise approximately $1,000,000, which are necessary to continue operations and to implement our plan of operations. We will require $40,000 this year and $50,000 per year going forward to cover the costs of being a public company. Further, management believes to continue operations and to implement our plan of operations, we will need to raise approximately $1,000,000 over a two-year period. It is important to note that even if the appropriate financing is received, there is no guarantee that we will ever be able to operate profitably or derive any significant revenues from its operation.

RISK FACTORS RELEATED TO OUR BUSINESS

4. CHANGES TO PAYMENT RATES OR METHODS OF THIRD-PARTY PAYORS, INCLUDING GOVERNMENT HEALTHCARE PROGRAMS, CHANGES TO THE LAWS AND REGULATIONS THAT REGULATE PAYMENTS FOR MEDICAL SERVICES, THE FAILURE OF PAYMENT RATES TO INCREASE AS OUR COSTS INCREASE, OR CHANGES TO OUR PAYOR MIX, COULD ADVERSELY AFFECT OUR OPERATING MARGINS AND REVENUES.

We plan to provide services to physicians through fee for service payor arrangement. Under these arrangements, we will collect fees directly or through our affiliated physicians or through the entities at which physician services are provided. We assume financial risks related to changes in third-party reimbursement rates and changes in payor mix. In some cases, our revenue decreases if our volume or reimbursement decreases, but our expenses, including physician compensation, may not decrease proportionately. Further, we collect a smaller portion of our fees for services rendered to uninsured patients than for services rendered to insured patients. We will depend primarily on private and governmental third-party sources of payment for the services provided to patients. The amount we will receive for our services may be adversely affected by market and cost factors as well as other factors over which we have no control, including changes to the Medicare and Medicaid payment systems.

Health reform efforts at the federal and state levels may increase the likelihood of significant changes affecting government healthcare programs and private insurance coverage. There is significant uncertainty regarding the future of the Health Reform Law, in particular, as the presidential administration and certain members of Congress have expressed their intent to repeal or make significant changes to the law, its interpretation or its implementation.

Government healthcare programs are subject to, among other things, statutory and regulatory changes, administrative rulings, interpretations and determinations concerning patient eligibility requirements, funding levels and the method of calculating payments or reimbursements, all of which could materially increase or decrease payments we receive from these government programs. Any such change that limits reimbursement amounts or practices could also significantly affect hospitals, and consequently affect our services to physician operations or require us to renegotiate contractual arrangements with our health system clients. Further, Medicare reimbursement rates are increasingly used by private payors as benchmarks to establish commercial reimbursement rates and any adjustment in Medicare reimbursement rates may impact our reimbursement rates from such private payors as well.

As the Medicare program transitions away from fee for service payment models and toward value-based payment methodologies, we may be required to make additional investments for our affiliated physicians to receive maximum Medicare reimbursement. For example, the Medicare Physician Quality Reporting System provides additional Medicare compensation to physicians who implement and report certain quality measures. Further, MACRA requires the establishment of the Merit-Based Incentive Payment System under which, beginning in 2019, physicians began to receive payment incentives or reductions based on their performance with respect to clinical quality, resource use, clinical improvement activities, and meaningful use of electronic health records. Other third-party payors may also adopt value-based payment methodologies.

There are significant private and public sector pressures to restrain healthcare costs and to restrict reimbursement rates for medical services, and we believe that such pressures will continue. Many states are continuing to collect less revenue than they did in prior years, and as a result may face ongoing budget shortfalls and underfunded pension and other liabilities. Deteriorating financial conditions in the states in which our affiliated physicians will operate could lead to reduced or delayed funding for Medicaid programs, which may reduce or delay the reimbursement they receive for services provided. Major payors of healthcare, including federal and state governments and private insurers, have taken steps in recent years to monitor and control costs, eligibility for and use and delivery of healthcare services, and to revise payment methodologies. As part of their efforts to contain healthcare costs, purchasers increasingly are demanding discounted or global fee structures or the assumption by healthcare providers of all or a portion of the financial risk through shared risk, capitation and care management arrangements, often in exchange for exclusive or preferred participation in their benefit plans. Further, the ability of commercial payors to control healthcare costs may be enhanced by the increasing consolidation of insurance and managed care companies, which may reduce our ability to negotiate favorable contracts with such payors on behalf of our affiliated physicians.

We expect efforts to impose greater discounts and more stringent cost controls by government and other payors to continue, thereby reducing the payments our affiliated physicians receive for their services. The effect of cost containment trends will depend, in part, on their payor mix.

5. WE WILL BE SUBJECT TO DECREASES IN OUR REVENUE AND PROFIT MARGIN UNDER OUR PLANNED FEE FOR SERVICE CONTRACTS AND ARRANGEMENTS, WHERE WE WILL BEAR THE RISKS OF CHANGES IN VOLUME, PAYOR MIX, AND THIRD-PARTY REIMBURSEMENT RATES.

We are not providing medical services, rather our affiliated physicians will collect the fees for their physician services, which we will provide administrative functions for billing. Under these arrangements, the physicians has financial risks related to changes in the mix of insured and uninsured patients and patients covered by government-sponsored healthcare programs, third-party reimbursement rates, and patient volume. A substantial decrease in patient volume, an increase in the number of uninsured or underinsured patients or an increase in the number of patients covered by government healthcare programs, as opposed to commercial plans that have higher reimbursement levels, could reduce our profitability and adversely impact future growth. In some cases, our revenue decreases if our affiliated physician’s volume or reimbursement decreases, but our expenses may not decrease proportionately.

6. WE MAY NOT ACCURATELY ASSESS THE COSTS WE WILL INCUR UNDER NEW CONTRACTS.

Many contracts for services to physicians will involve a competitive bidding process. We help physicians negotiate new contracts, and we must accurately assess the costs they will incur in providing services in order to realize adequate profit margins and otherwise meet their financial and strategic objectives, which in turn helps us also meet our financial and strategic objectives. Increasing pressures from healthcare payors to restrict or reduce reimbursement rates at a time when the costs of providing medical services continue to increase make assessing the costs associated with the pricing of new contracts, as well as maintenance of existing contracts, more difficult. Our failure to accurately predict costs or to negotiate an adequate profit margin could have a material adverse effect on our affiliated physician’s business, as well as our business, financial condition and results of operations.

7. WE MAY NOT BE ABLE TO SUCCESSFULLY CONTRACT WITH PHYSICIANS AND OTHER HEALTHCARE PROFESSIONALS WITH THE QUALIFICATIONS AND ATTRIBUTES DESIRED BY US.

We compete with other entities to contract with qualified physicians and other healthcare professionals. In the market in which we operate, there are shortages of physicians in the targeted specialties of physicians we wish to contract for our services. Some of our competitors may have greater resources than we do, including financial, marketing, staff and capital resources, have or may develop new technologies or services that are attractive to physicians or patients, or have established relationships with physicians and payors. In order to combat this risk, the Company joined and is one of only three members in the state of Nevada to be part of Doctor’s Health Network, a multi-specialist health network. This gives us access to contract with physicians needed in our market, as well as allowing bargaining power to negotiate higher reimbursement rates, auditing of contract reimbursements, and patient referrals.

8. IF WE FAIL TO IMPLEMENT OUR BUSINESS STRATEGY, OUR FINANCIAL PERFORMANCE AND OUR GROWTH COULD BE MATERIALLY AND ADVERSELY AFFECTED.

Our future financial performance and success are dependent in large part upon our ability to implement our business strategy successfully. Our business strategy includes several initiatives, including capitalizing on organic growth opportunities, growing complementary and integrated services lines, supplementing organic growth with strategic initiatives, and enhancing operational efficiencies and productivity. We may not be able to implement our business strategy successfully or achieve the anticipated benefits of our business strategy. If we are unable to do so, our long-term growth, profitability, and ability to service our debt will be adversely affected. Even if we are able to implement some or all of the initiatives of our business strategy successfully, our operating results may not improve to the extent we anticipate, or at all. Implementation of our business strategy could also be affected by a number of factors beyond our control, such as changes in government regulation, increased competition, legal developments, general economic conditions or increased operating costs or expenses. In addition, to the extent we have misjudged the nature and extent of sector trends, or our competition, we may have difficulty in achieving our strategic objectives.

9. WE COULD BE SUBJECT TO LAWSUITS WHICH COULD HARM THE VALUE OF OUR BUSINESS, INCLUDING LITIGATION FOR WHICH WE ARE NOT FULLY RESERVED.

From time-to-time we may be involved in lawsuits, claims, audits and investigations, including those arising out of services provided, personal injury claims, professional liability claims, billing and marketing practices, employment disputes and contractual claims. Physicians, hospitals and other participants in healthcare delivery have become subject to an increasing number of lawsuits alleging medical malpractice and related legal theories such as negligent hiring, supervision and credentialing. Some of these lawsuits may involve large claim amounts and substantial defense costs. While we are not directly providing medical services, our affiliation with physicians who do offer these services may expose us to risk of being included in such lawsuits.

The physicians we contract with will generally procure professional liability insurance coverage for employed and affiliated medical professionals, and professional and corporate entities. Moreover, in the normal course of our business, we may be involved in lawsuits, claims, audits and investigations, including those arising out of our billing and marketing practices, employment disputes, contractual claims and other business disputes for which we may have no insurance coverage, and which are not subject to actuarial estimates. The outcome of these matters could have a material effect on our results of operations in the period when we identify the matter, and the ultimate outcome could have a material adverse effect on our financial position, results of operations, or cash flows.

We may become subject to future lawsuits, claims, audits and investigations that could result in substantial costs and divert our attention and resources and adversely affect our business condition.

10. WE WILL BE SUBJECT TO A VARIETY OF FEDERAL, STATE AND LOCAL LAWS AND REGULATORY REGIMES, INCLUDING A VARIETY OF LABOR LAWS AND REGULATIONS. FAILURE TO COMPLY WITH LAWS AND REGULATIONS COULD SUBJECT US TO, AMONG OTHER THINGS, PENALTIES AND LEGAL EXPENSES WHICH COULD HAVE A MATERIALLY ADVERSE EFFECT ON OUR BUSINESS.

We are subject to various federal, state, and local laws and regulations including, but not limited to, the Employee Retirement Income Security Act of 1974 (ERISA) and regulations promulgated by the Internal Revenue Service (IRS), the U.S. Department of Labor and the Occupational Safety and Health Administration. We are also subject to a variety of federal and state employment and labor laws and regulations, including the Americans with Disabilities Act, the Federal Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, and other regulations related to working conditions, wage-hour pay, overtime pay, family leave, employee benefits, antidiscrimination, termination of employment, safety standards and other workplace regulations.

Failure to properly adhere to these and other applicable laws and regulations could result in investigations, the imposition of penalties or adverse legal judgments by public or private plaintiffs, and our business, financial condition and results of operations could be materially adversely affected. Similarly, our business, financial condition and results of operations could be materially adversely affected by the cost of complying with newly-implemented laws and regulations.

11. THE HIGH LEVEL OF COMPETITION IN OUR LINE OF BUSINESS COULD ADVERSELY AFFECT OUR ABILITY TO CONTRACT WITH PHYSICIANS.

Providing support services to physicians is a highly competitive market. We have not yet begun providing services to date, and do not currently have existing customers. We will compete with both national and regional enterprises such as Mednax Inc., Team Health, US Acute Care Solutions, U.S Anesthesia Partners, Fresenius, Schumacher Clinical Partners and California Emergency Physicians, some of which may have greater financial and other resources available to them, greater access to physicians or greater access to potential customers. Such competition could adversely affect our ability to obtain new facility contracts, retain existing contracts and increase or maintain profit margins.

We also compete against local physician groups and self-operated facility-based physician services departments that also provide staffing and scheduling services. Many of these competitors provide healthcare services that are similar in scope to the services we provide. Moreover, in certain regions, some of our competitors have already established a significant network of physician groups and it may be more difficult for us to compete in such areas.

12. IF WE DO NOT ATTRACT NEW CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH ULTIMATELY WILL RESULT IN A CESSATION OF OPERATIONS.

We have not identified any customers and we cannot guarantee we ever will have any customers for our business. Even if we obtain new customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

13. BECAUSE OUR OFFICERS AND DIRECTORS HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our officers and directors will only be devoting limited time to our operations. Each intends to devote approximately 8-10 hours per week to our business. Because our officers and directors will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to them. As a result, our operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.  It is possible that the demands on them from their other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

14. OUR MANAGEMENT HAS DISCRETION AS TO HOW TO USE ANY PROCEEDS FROM THE SALE OF COMMON STOCK.

The net proceeds from the sale of our common stock under this offering will be used for the purposes described under "Use of Proceeds." We reserve the right to use the funds obtained from this Offering for other similar purposes not presently contemplated and which our management deems to be in the best interests of the company and our shareholders in order to address changed circumstances or opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of management with respect to application and allocation of the net proceeds of this offering. Investors for the common stock offered hereby will be entrusting their funds to our management, upon whose judgment and discretion the investors must depend.

15. COVID-19 MAY IMPACT OUR FUTURE PERFORMANCE.

Given that the Company has yet to fully implement its business plan, management has considered the consequences of COVID-19 and other events and conditions, and it has determined that they do not create a material uncertainty that casts significant doubt upon the entity’s ability to continue as a going concern at this time. The impact of COVID-19 on future performance and therefore on the measurement of some assets and liabilities or on liquidity might be significant and might therefore require disclosure in the financial statements, but management has determined that they do not create a material uncertainty that casts significant doubt upon the entity’s ability to continue as a going concern.

16. IN THE FUTURE, WE WILL INCUR INCREMENTAL COSTS AS A RESULT OF OPERATING AS A PUBLIC COMPANY.

Upon the effectiveness of our registration, we will incur legal, accounting and other expenses as a fully-reporting public company. Moreover, the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), as well as new rules subsequently implemented by the SEC, have imposed various new requirements on public companies, including requiring changes in corporate governance practices. There may be further increases if and when we are no longer an "emerging growth company." Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. We expect to incur approximately $40,000 of incremental operating expenses in fiscal year 2022. We project that the total incremental operating expenses of being a public company will be approximately $50,000 for fiscal year 2023.

The incremental costs are estimates, and actual incremental expenses could be materially different from these estimates. Unless we can generate sufficient revenues and profits, we may not be able to absorb the costs of being a public company.

17. As a result of operating as a public company, our management will be required to devote substantial time to new compliance initiatives.

We have never operated as a public company. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. There may be further increases if and when we are no longer an "emerging growth company". The Sarbanes-Oxley Act of 2002, the Dodd-Frank Act of 2010, and rules subsequently implemented and yet to be implemented by the U. S. Securities and Exchange Commission have imposed and will impose various new requirements on public companies. Our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly, particularly after we are no longer an "emerging growth company." For example, we expect these new rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to incur substantial costs to maintain the same or similar coverage.

In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management, as required by Section 404 of the Sarbanes-Oxley Act. Compliance will require us to increase our general and administrative expense in order to pay added compliance personnel, outside legal counsel and consultants to assist us in, among other things, external reporting, instituting and monitoring a more comprehensive compliance function and board governance function, establishing and maintaining internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act, and preparing and distributing periodic public reports in compliance with our obligations under the U.S. federal securities laws. We currently do not have an internal audit group, and we will evaluate the need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, the market price of our stock could decline.

However, for as long as we remain an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We will remain an emerging growth company until the earliest of (a) the last day of our fiscal year during which we have total annual gross revenues of at least $1.0 billion; (b) the last day of our fiscal year ending after the fifth anniversary of the completion of this offering; (c) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a "large accelerated filer" under the Exchange Act.

18. We are an “emerging growth company” and our election to delay adoption of new or revised accounting standards applicable to public companies may result in our financial statements not being comparable to those of some other public companies. As a result of this and other reduced disclosure requirements applicable to emerging growth companies, our securities may be less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we intend to take advantage of exemptions from certain reporting requirements available to “emerging growth companies” under that Act, including but not limited to not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 (relating to the effectiveness of our internal control over financial reporting), reduced disclosure obligations regarding executive compensation in our periodic reports and any proxy statements we may be required to file, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can delay the adoption of certain accounting standards until those standards would apply to private companies.

We are electing to delay such adoption of new or revised accounting standards and, as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies that are not “emerging growth companies.” Consequently, our financial statements may not be comparable to the financial statements of other public companies. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.” In this regard, we will remain an “emerging growth company” for up to five years after the first sale of our common equity securities under an effective registration statement, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the next following December 31.

We cannot predict if investors will find our securities less attractive due to our reliance on these exemptions. If investors were to find our securities less attractive as a result of our election, we may have difficulty raising in this offering and any future offering.

RISK FACTORS RELATING TO OUR PREFERRED AND COMMON STOCK AND THIS OFFERING

19. INVESTORS CANNOT WITHDRAW FUNDS ONCE INVESTED AND WILL NOT RECEIVE A REFUND.

Investors do not have the right to withdraw invested funds. Subscription payments will be released from the escrow account to the Company if the Subscription Agreements are in good order and the investor is accepted as an investor by the Company. Therefore, once an investment is made, investors will not have the use or right to return of such funds during the offering period. If the offering is not closed by December 31, 2022, management reserves the right to extend the offering for six months, pursuant to the rules of the Securities Act of 1933.

20. OUR PREFERRED STOCK DOES NOT PAY ANY DIVIDENDS AND CAN BE CONSIDERED ILLIQUID.

We have one Series of Preferred Shares issued and outstanding. Our preferred stock, par value $0.001, holds a voting weight of 200 common shares for each preferred share, and shall not be entitled to receive any dividends, shall not have any liquidation rights.

Management has no intention to apply to have any Series of the Company’s preferred stock listed or quoted on any exchange or inter-dealer quotation system. This will make ownership of our preferred shares illiquid.

21. WE HAVE NEVER DECLARED DIVIDENDS ON OUR COMMON STOCK AND DO NOT PLAN TO DO SO IN THE FORESEEABLE FUTURE.

We intend to retain any future earnings to finance the operation and expansion of its business and do not anticipate paying any cash dividends in the foreseeable future. As a result, stockholders will need to sell shares of common stock in order to realize a return on their investment, if any. You should not rely on an investment in our company if you require dividend income. The only possibility of any income to investors would come from any rise in the market price of your stock, which is uncertain and unpredictable.

A holder of common stock will be entitled to receive dividends only when, as, and if declared by the Board of Directors out of funds legally available. We have never issued dividends on our common stock. Our Board of Directors will determine future dividend policy based upon our results of operations, financial condition, capital requirements, and other circumstances.

22. THE PRICE OF OUR COMMON STOCK OFFERED IN THE OFFERING HAS BEEN ARBITRARILY ESTABLISHED BY OUR MANAGEMENT.

The offering price has been arbitrarily determined by our management and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price. This is especially the case if an investment in our company results in a stock price as determined by the market less than our initial offering. In that case, shares in our company could be purchased in the open market below our initial offering price. This would result in a loss of money for any investors in this offering.

23. THERE ARE NO COMMITMENTS TO PURCHASE ANY OF OUR COMMON STOCK OFFERED HEREUNDER.

There is no commitment of any kind on the part of anyone to purchase all or any part of the 2,000,000 shares being offered hereby; consequently, we can give no assurance that all or any of the shares will be sold. There is no minimum amount to be raised in this offering, investors may lose their entire investment if the offering does not raise enough funds to sustain your business. Management plans to solicit friends and acquaintances to purchase stock in this offering. Management believes there are a very limited number of purchasers of our common stock. Further, any purchasers of our common stock will not have any liquidity to sell their stock in our Company.

24. WE DO NOT HAVE INSURANCE AND, THEREFORE, LIABILITY WE INCUR COULD HAVE SUBSTANTIAL IMPACT ON OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have limited capital and, therefore, we do not currently have a policy of insurance against liabilities arising out of the negligence of our officer and director and/or arising from deficiencies in any of our business operations. Even assuming we obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against us, our officers and directors, or our business operations or assets. Any such liability which might arise could be substantial and would likely exceed our total assets. However, our Articles of Incorporation and Bylaws provide for indemnification of officers and directors to the fullest extent permitted under Nevada law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons, it is the opinion of the U. S. Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

25. IF WE FAIL TO MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROLS, WE MAY NOT BE ABLE TO ACCURATELY REPORT OUR FINANCIAL RESULTS OR PREVENT FRAUD AND AS A RESULT, INVESTORS MAY BE MISLED AND LOSE CONFIDENCE IN OUR FINANCIAL REPORTING AND DISCLOSURES, AND THE PRICE OF OUR PREFERRED AND COMMON STOCK MAY BE NEGATIVELY AFFECTED.

The Sarbanes-Oxley Act of 2002 requires that we report annually on the effectiveness of our internal control over financial reporting. A "significant deficiency" means a deficiency or a combination of deficiencies, in internal control over financial reporting that is less severe than a material weakness yet important enough to merit attention by those responsible for oversight of the Company's financial reporting. A "material weakness" is a deficiency or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

As of September 30, 2021 management assessed the effectiveness of our internal control over financial reporting based on the criteria for effective internal control over financial reporting. The matters involving internal controls and procedures that our management considered to be material weaknesses under the standards of the Public Company Accounting Oversight Board were: (1) lack of a functioning audit committee due to a lack of a majority of independent members and a lack of a majority of outside directors on our board of directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; and (2) inadequate segregation of duties consistent with control objectives.

In addition, in connection with our on-going assessment of the effectiveness of our internal control over financial reporting, we may discover "material weaknesses" in our internal controls as defined in standards established by the Public Company Accounting Oversight Board, or the PCAOB. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Failure to provide effective internal controls may cause investors to lose confidence in our financial reporting and may negatively affect the price of our preferred and common stock. Moreover, effective internal controls are necessary to produce accurate, reliable financial reports and to prevent fraud. If we have deficiencies in our internal controls over financial reporting, these deficiencies may negatively impact our business and operations.

26. THERE IS CURRENTLY NO MARKET FOR OUR SECURITIES.

There is presently no market for our securities and there can be no assurance that any such market will develop. In the event a public trading market does develop, there is no assurance it will continue. Therefore, any investment in our preferred and common stock may be highly illiquid and without a market value.

27. YOU MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF YOUR SHARES DUE TO STATE "BLUE SKY" LAWS.

Each state has its own securities laws, often called "blue sky" laws, which (1) limit sales of securities to a state's residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. We have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this Prospectus. We will initially focus our offering in the state of Nevada and we will rely on exemptions found in NRS 90.460 of the Nevada Revised Statutes. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our preferred and common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

28. WE MAY HAVE DIFFICULTY IN MEETING THE QUALIFICATIONS FOR THE QUOTATION OF OUR COMMON STOCK ON THE OTC-BULLETIN BOARD.

After this Registration Statement becomes effective, and if we are successful in completing the offering, we plan to identify a market maker to list our common stock on the OTC Markets OTCQB. Based on the small size of our Company and our minimal operations, we may have difficulty in meeting the qualifications for trading our common stock on the OTCQB and in finding a market maker willing to list quotations for our shares or sponsor our Company for listing. There are no assurances that our Company’s common stock will ever be quoted on the OTCQB. We have no plans to apply to have our preferred stock listed or quoted.

29. LOW-PRICED STOCKS MAY AFFECT THE RESELL OF OUR SHARES.

Penny Stock Regulation Broker-dealer practices in connection with transactions in "Penny Stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risk associated with the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock; the broker-dealer must make a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. When the Registration Statement becomes effective and the Company's securities become registered, the stock will likely have a trading price of less than $5.00 per share and will not be traded on any exchanges. Therefore, the Company's stock is initially selling at $0.10 per share they will become subject to the penny stock rules and investors may find it more difficult to sell their securities, should they desire to do so.

30. OUR COMMON AND PREFERRED STOCK HAVE A CONCENTRATION OF OWNERSHIP AMONG OUR EXISTING OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS.

As of February 10, 2022, our officers and directors own 33.3% of our issued and outstanding preferred shares, and 90.4% of our issued and outstanding common shares. Further, the holders of shares of Voting Preferred Stock have the power to vote each share at any shareholder meeting, where each share of Voting Preferred Stock carries the weight of two hundred (200) votes for each share of common stock, which represents 98.5% of the current total voting power in the Company.

As a result, our preferred shareholders have the ability to control substantially all matters submitted to our stockholders for approval including:

a)       election of our board of directors;

b)       removal of any of our directors;

c)       amendment of our Articles of Incorporation or bylaws; and

d)       adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, these individuals have the ability to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our directors and executive officer could affect the market price of our preferred and common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the company may decrease. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Investors will own a minority percentage of the Company's common stock and will have minority voting rights. Investors will not have the ability to control either the vote of the Company's Shareholders or Board of Directors.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this prospectus, including the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," that are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation, and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. These statements are only predictions and involve known and unknown risks and uncertainties, including the risks outlined under "Risk Factors" and elsewhere in this prospectus.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. We are not under any duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results, unless required by law.

USE OF PROCEEDS

We will receive up to $200,000 in proceeds from the sale of shares offered by us under this prospectus. The proceeds we receive shall be used to further our business operations, and pay for costs and fees related to this offering.

Use of Proceeds

Since there is no minimum offering, the following chart outlines the use of proceeds, after the closing of this offering based on different levels of the offering 's success.

Percent of $200,000 Offering Achieved

	25%	50%	75%	100%
Total Proceeds	$50,000	$100,000	$150,000	$200,000

Less: Offering Expenses

Commissions & Finders Fees	0	0	0	0
SEC Registration Fee	26	26	26	26
Legal Fees*	$15,000	$15,000	$15,000	$15,000
Audit fees*	$10,000	$10,000	$10,000	$10,000
Transfer Agent fees*	200	400	600	800
Copying*	50	50	70	100
Total Offering Expenses	$25,276	$25,476	$25,696	$25,026

Net Proceeds From Offering	$24,724	$74,524	$124,304	$174,974

*Estimated Expenses

Should net proceeds not meet the indicated costs above, Mark A. Cole, an officer and director of the Company, has agreed to contribute capital to cover the costs of this offering. The Company has no specific plan for the net proceeds other than indicated above, and therefore net proceeds will be used in the ordinary course of business. Net proceeds will not be used to acquire other assets, other than those used in the ordinary course of business, nor will net proceeds be used to finance acquisitions or other businesses.

DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of The Docs, Inc. issued and outstanding stock. This is due in part to our founding shareholders, who received shares of our common stock at our formation or in exchange for cash put in the company, paid $5,000 for 5,000,000 shares, or $0.001 per share for their shares. The following table sets forth on a pro forma basis at September 30, 2021, the differences between existing stockholders and new investors with respect to the number of shares of common stock purchased from us, the total consideration paid to us, and the average price paid per share (assuming a proposed public offering price of $0.10 per share).

The dilution calculations we have set forth in this section reflect an offering price of $0.10 per share.

As of the fiscal year ended September 30, 2021, we had a net tangible book value of $205,661 or $(0.0198) per share of issued and outstanding common stock.

The following table illustrates the dilution to the purchaser of the common stock in this offering.

Dilution Table

Funding Level	33%	66%	100%
Shares from offering at respective funding level	660,000	1,320,000	2,000,000
Proceeds	$66,000	$132,000	$200,000
Offering price per share	$0.10	$0.10	$0.10
Net tangible book value per share prior to offering	$0.0198	$0.0198	$0.0198
Increase per share attributable to investors	$0.0048	$0.0090	$0.0129
Net tangible book value per share after offering	$0.0245	$0.0288	$0.0327
Dilution to investors	$0.0755	$0.0712	$0.0673
Dilution as a percentage of offering price	75.46%	71.21%	67.31%

DETERMINATION OF OFFERING PRICE

There is no established public market for the shares we are registering. Since there is no established public trading market for our common stock, the common shares offering price was arbitrarily established by us, and bears no relationship to any objective criterion of value. Although the registrant's common stock has a par value of $0.001, the registrant believes that the calculation of $0.10 per share for the common shares is a bona fide estimate of the offering price in accordance with Rule 457(a). This price bears no relationship whatsoever to our business plan, the price paid for our shares by our founder, our assets, earnings, book value or any other criteria of value. No valuation or appraisal has been prepared for our business. The offering price should not be regarded as an indicator of the market price, if any, of the common stock that may develop in a trading market after this offering, which is likely to fluctuate. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price. The offering of the common shares is at a fixed price of $0.10 per share for the entire duration of the offering. The $0.10 fixed price of the shares that are being offered on a best-efforts basis was arbitrarily determined.

PLAN OF DISTRIBUTION

The Offering

This prospectus relates to the following:

We are offering up to a total of 2,000,000 shares. The offering price is at a fixed price $0.10 per share for the entire duration of the offering. The Offering will close on December 31, 2022, unless terminated earlier or extended by management for an additional six months, pursuant to the rules of the Securities Act of 1933.

The offering relates to the sale by us of up to 2,000,000 shares of common stock. We have established an escrow account with our corporate attorney for funds received by us from prospective investors. The purpose of the escrow account is to ensure we receive "good funds" before we accept the Subscription Agreement. Good funds are considered cashier's checks or personal checks that have cleared the bank. There is no minimum for this offering. Therefore, after the funds are received and the subscription accepted, shares will be promptly issued by us to investors even if you are the sole purchaser in this offering. Investors do not have the right to withdraw invested funds. Subscription payments will be released from the escrow account to us if the Subscription Agreements and funds are in good order. Therefore, once an investment is made, investors will not have the use or right to return of such funds during the offering period,

The offering is being conducted on a self-underwritten, best effort basis, which means our officer/director will attempt to sell the shares. We cannot assure you that all of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may not be able to sell all of 2,000,000 shares in this offering. All subscription funds will be held in our attorney's Trust Account.

The shares will be offered at a fixed price of $0.10 per share from the effective date of this prospectus until December 31, 2022, unless terminated earlier or extended by management for an additional six months, pursuant to the rules of the Securities Act of 1933. Certificates for shares purchased will be issued and distributed promptly after any shares are sold, the subscription is accepted and "good funds" are received in our escrow account.

The proceeds from the sale of the shares in this offering will be payable to Thomas C. Cook Client Trust Account fbo The Docs, Inc.

We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason, based on whether good funds are received or if we receive subscriptions for more than our 2,000,000 share offering. Subscriptions will be accepted or rejected promptly. All checks from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

We have no intention of inviting broker-dealer participation in this offering.

Our officer/director intends to seek to sell the common stock to be sold by us in this offering by contacting persons with whom she has had prior contact who have expressed interest in the Company, and by seeking additional persons who may have interest through various methods such as telephone, and email. Any solicitations by mail or email will be preceded by or accompanied by a copy of this Prospectus. We do not intend to offer the securities over the Internet or through general solicitation or advertising. Our officers and directors are relying on an exemption from registration as a broker-dealer pursuant to Rule 3a4-1 of the Securities Exchange Act of 1934 in that they are not statutorily disqualified, are not associated with a broker or dealer, are not receiving compensation related to these transactions, and perform substantial other duties for us.

We further represent:

  Our officers and directors are not brokers, dealers or associated persons of brokers or dealers within the preceding 12 months; and

  Our officers and directors have not participated in the selling offerings of securities for any issuer more than once every 12 months other than in reliance on Rule 3a4-1(a)4(1) or (a)4(iii).

There is not currently a public market for the The Docs, Inc. Common Stock. We intend to apply for admission to quotation of our securities on the OTC Markets OTCQB after we close this offering. The shares of The Docs, Inc. Common Stock distributed to stockholders will be freely transferable, except for (1) shares of The Docs, Inc. Common Stock received by persons who may be deemed to be affiliates of The Docs, Inc. under the Securities Act of 1933, as amended (the "Securities Act"); and (2) shares of The Docs, Inc. Common Stock received by persons who hold restricted shares of The Docs, Inc. common stock. Persons who may be deemed to be affiliates of The Docs, Inc. after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with The Docs, Inc. and may include certain directors, officers and significant stockholders of The Docs, Inc. Persons who are affiliates of The Docs, Inc. will be permitted to sell their shares of The Docs, Inc. Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemptions afforded by Section 4(1) of the Securities Act and the provisions of Rule 144 thereunder.

The Docs, Inc. stockholders may sell their common stock following the Distribution. Whether an active trading market for The Docs, Inc. common stock will be maintained after the Distribution and the prices for The Docs, Inc. common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, The Docs, Inc.'s results of operations, what investors think of The Docs, Inc. and its industries, changes in economic conditions in its industries and general economic and market conditions.

In addition, the stock market often experiences significant price fluctuations that are unrelated to the operating performance of the specific companies whose stock is quoted. Market fluctuations could have a material adverse impact on the trading price of the The Docs, Inc. Common Stock.

We anticipate that a market maker will apply to have our common stock traded on the over-the-counter bulletin board at some point in the future, but there is no guarantee this will occur. Any securities sold in brokerage transactions will involve customary brokers' commissions.

Admission to Quotation on the OTC Markets OTCQB

We hope to have our common stock be quoted on the OTC Markets OTCQB. If our securities are not quoted on the OTCQB, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTCQB differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Markets OTCQB, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTCQB our securities will trade on the OTCQB. We may not now or ever be qualified for quotation on the OTCQB. We have not begun the application process for listing on the OTCQB. We do not expect to begin the application process until we receive a notice of effectiveness for this Registration Statement and the shares have been distributed to our shareholders.

Market for Shares

There is currently no market for any of our shares, and we cannot give any assurance that our shares will have any market value. There can be no assurance that we will be able to obtain an OTCQB listing.

We are bearing all costs relating to the registration of the common stock. We will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Regulations

You should note that our both our preferred and common stock are a penny stock. The U. S. Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;(d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and; (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

EXPENSES OF ISSUANCE AND DISTRIBUTION

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered. The expenses which we are paying are set forth in the following table.

Nature of Expenses:

U.S. Securities and Exchange Commission Registration Fee	$26
Legal Fees and Miscellaneous Expenses*	$15,000
Audit Fees*	$10,000
Transfer Agent Fees*	$800
Printing*	$100

Total Expenses	$25,926

*Estimated Expenses

Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. Be advised to ensure that any underwriters, brokers, dealers or agents effecting transactions are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and we have complied with them. Any brokers, dealers or agents that participate in the distribution of common stock are underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by those underwriters, brokers, dealers or agents may be considered underwriting discounts and commissions under the Securities Act of 1933.

In accordance with Regulation M under the Securities Exchange Act of 1934, we may not bid for, purchase or attempt to induce any person to bid for or purchase, any of our preferred or common stock while we are selling stock in this offering. We do not intend to engage in any passive market making or undertake any stabilizing activity for our preferred or common stock. Further, under the rules and regulations of FINRA any broker-dealer may not receive discounts, concessions, or commissions in excess of 8% in connection with the sale of any securities registered hereunder.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 and 5,000,000 shares of preferred stock, par value $0.001. As of September 30, 2020, there were 10,410,000 shares of our common stock issued and outstanding, held by four (4) shareholders of record and 3,500,000 shares of preferred stock issued and outstanding, held by three (3) shareholders of record.

Common Stock. Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Voting Preferred Shares

Voting Preferred Shares consists of 5,000,000 authorized shares, par value $0.001. There are 3,500,000 Voting Preferred Shares issued and outstanding as of September 30, 2021. The holders of shares of Voting Preferred Stock shall not be entitled to receive any dividends and shall not have any liquidation rights. The holders of Voting Preferred Stock shall be entitled to (a) notice of any meeting of the shareholders of the Corporation; and (b) have the power to vote each share at any shareholder meeting, where each share of Voting Preferred Stock carries the weight of two hundred (200) votes for each share of common stock.

Dividend Policy. We have never issued any dividends and do not expect to pay any stock dividend or any cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared on our common stock in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Stock Option Plan. We have not approved any stock option plans.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. The shares of our common stock offered may be resold without restriction or further registration under the Securities Act, except that any shares purchased by our "affiliates," as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

Rule 144

In general, Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, provides:

If the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on this section for the account of either the acquirer or any subsequent holder of those securities.

If the issuer of the securities is not, or has not been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a minimum of one year must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on this section for the account of either the acquirer or any subsequent holder of those securities.

Except as provided in Rule 144, the amount of securities sold for the account of an affiliate of the issuer in reliance upon this section shall be determined as follows: If any securities are sold for the account of an affiliate of the issuer, regardless of whether those securities are restricted, the amount of securities sold, together with all sales of securities of the same class sold for the account of such person within the preceding three months, shall not exceed the greatest of: (A) one percent of the shares or other units of the class outstanding as shown by the most recent report or statement published by the issuer, or (B) the average weekly reported volume of trading in such securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of notice required by paragraph (h) of Rule 144, or if no such notice is required the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker, or (C) the average weekly volume of trading in such securities reported pursuant to an effective transaction reporting plan or an effective national market system plan during the four-week period specified in paragraph (e)(1)(ii) of Rule 144.

Notwithstanding paragraph (i)(1) of Rule 144, if the issuer of the securities previously had been an issuer described in paragraph (i)(1)(i) but has ceased to be an issuer described in paragraph (i)(1)(i); is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports, and has filed current "Form 10 information" with the SEC reflecting its status as an entity that is no longer an issuer described in paragraph (i)(1)(i), then those securities may be sold subject to the requirements of Rule 144 after one year has elapsed from the date that the issuer filed "Form 10 information" with the SEC.

The term "Form 10 information" means the information that is required by SEC Form 10, to register under the Exchange Act each class of securities being sold under Rule 144. The Form 10 information is deemed filed when the initial filing is made with the SEC.

In order for Rule 144 to be available, The Docs, Inc. must have certain information publicly available. We plan to publish information necessary to permit transfer of shares of our common stock in accordance with Rule 144 of the Securities Act, in as much as we have filed the registration statement with respect to this prospectus.

DESCRIPTION OF BUSINESS

Company History

We were incorporated on April 16, 2017 as The Docs, Inc., a Nevada corporation. Activities to date have been limited primarily to organization, initial capitalization, establishing administrative offices in Las Vegas, Nevada. As of the date of this offering circular, the Company has obtained developed its business plan and established administrative offices, as well as brought its Medical Director, Dr. Dewan, on board who will be in charge of medical operations.

Company Overview

The Docs, Inc. has not significantly commenced its planned principal operations. The Docs, Inc.’s operations to date have been devoted primarily to startup and development activities, which include the following:

1.	Formation of the Company;

2.	Development of The Docs, Inc. business plan;

3.	Obtaining capital through a private placement of The Docs, Inc.'s preferred stock; and

4.	Developing a strategy to identify potential clients.

The Company currently operates from its headquarters at an administrative office at 5235 S. Durango Dr., Suite 113, Las Vegas, Nevada 89113. These premises are controlled by Raj Dewan, who currently charges no rent for the administrative office. Raj Dewan has formally offered the Company turn-key availability to rent six patient rooms, a reception area, three additional administrative rooms, a procedure room, one bathroom, one storage room and an employee break room totaling approximately 1,800 square feet at $1,500 per month once the Company begins offering its services to patients. This space will then be offered to healthcare professionals to see clients.

In addition to serving patients in Primary Care, the Company will also serve specific areas, including Endocrinology, Podiatry, Interventional Cardiology, Nutrition, and Non-Narcotic Pain Management. The Docs, Inc. is attempting to become fully operational. In order to generate revenues, The Docs, Inc., must address the following areas:

1.	Identify individuals that are in need of the Company's services.

2.	Complete the stock offering, registration of shares and apply for listing on the OTC Markets OTCQB.

3.	Raise an additional $1,000,000 for the needed working capital to obtain commercial office space, hire and train appropriate staff, and market the Company's services.

We do not have sufficient capital to become fully operational and financing is not currently available to us. We will require additional funding to sustain operations.

There is no assurance that we will have revenue in the future or that we will be able to secure the necessary funding to develop our business. Without additional funding, which is currently not available to us, it is most likely that our business model will fail, and we shall be forced to cease operations.

We are a small, start-up company that has not generated any revenues and has no current contracts in place. Since our inception on April 16, 2017 through September 30, 2021, we did not generate any revenues and we have net loss applicable to common stockholders of $364,879. Based on the small size of our Company, management views that it requires funding for two separate areas of the company’s business. This first includes funding to build the actual business operations of the Company and the second concerns the paying for the legal and accounting expenses to keep the Company full reporting.

Management does not believe we have sufficient funds to pay for legal and accounting expenses to maintain our status as full reporting company for the next twelve (12) months. Based on this shortfall, management has agreed to donate sufficient funds to the company to keep it operational for the next twelve (12) months. Management has determined that an additional $1,000,000 will be needed to build its business operations to its full capacity. These funds will help finance the renting of additional office space, the hiring and training of additional employees, and the marketing efforts needed to fully launch our operations. In the meantime, management plans to initiate its business operations on a limited basis, by building a customer base and operating where it has the capacity to do so. Whether or not the Company raises any funds in this offering, it still plans to launch its business plan. If the Company is successful in raising the amount of this offering, $200,000, these funds would be used to further our business operations, and pay for costs and fees related to this offering.

As a small startup company that has yet to begin operations, there can be no assurance that the actual expenses incurred will not materially exceed our estimates in maintaining our fully reporting status. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement.

Services to Physicians Overview

The growing complexity of the healthcare delivery system has led many healthcare facilities to increasingly engage third-party providers to provide medical coverage and administrative functions to improve productivity, increase the overall quality of care and reduce administrative costs. We believe the primary clinical areas served are specialties that are extremely important lines of service for the overall provision of care provided by the physicians with which we contract. The market for services these specialties tends to be highly fragmented and is predominantly served by smaller group practices.

Dr. Dewan, our Medical Director, is a current licensed medical practitioner in the state of Nevada who has provided services to patients for over two decades. In addition, the Company is one of only three members in the state of Nevada to be part of Doctor’s Health Network, a multi-specialist health network, giving the Company access to physicians needed in our market segment. The physicians we serve will benefit from certain trends including the following:

Opportunities created by healthcare reform. The healthcare sector is periodically subject to regulatory, legislative and other political reform initiatives, at the federal and state level, that significantly impact government healthcare programs, reimbursement models, and health insurance coverage. Recent reform initiatives include efforts to shift governmental reimbursement models away from fee for service methodologies toward value-based approaches. In particular, under the Medicare Access and CHIP Reauthorization Act of 2015 (MACRA), physicians will receive payment incentives or reductions based on their performance with respect to clinical quality, efficiency, clinical improvement activities and meaningful use of electronic health records. We believe our continuing focus on clinical excellence and monitoring the clinical quality of our services positions us favorably to benefit from the shift toward value-based reimbursement models. Other initiatives have increased access to health insurance, including the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (Health Reform Law), and other healthcare reform measures. The Health Reform Law has also increased the obligation of healthcare providers to provide coordinated care and held providers accountable for showing measurable patient outcomes. The Health Reform Law has been modified by congressional action since its enactment, including the repeal of the mandate requiring substantially all U.S. citizens to obtain qualifying health insurance coverage, and may in the future be repealed or further modified as leaders in both the executive and legislative branches of government have stated their intention to do so.

Increased competition for specialty physicians. With a growing and aging population in the United States, demands for specialty physician services are increasingly outpacing the supply of qualified practitioners. We believe there will be a shortage of physicians in each of our specialties occurring in the next ten years. This growing shortage has led to increasing challenges in recruiting and retaining specialty physicians among hospitals, ASCs and other healthcare facilities, which we believe we can service in part by utilizing other allied healthcare professionals, such as certified registered nurse anesthetists, advanced registered nurse practitioners and physician assistants.

Strategy

We intend to grow the revenue and profitability of our services to physicians segment by:

Delivering distinctive service to our client base to drive strong same-contract growth. While we have yet to begin operations, we believe the foundation we will build our service business lies in how we will service our affiliate physicians. To ensure that we strengthen client relationships, we will pursue the following key strategies:

•	Help physicians expand their capabilities through management expertise, enhancements in internal physician recruiting, credentialing and onboarding organizations, develop our provider quality metrics capabilities and investment in reimbursement technologies;

•	Aide physicians to provide their health system clients with a compelling and diverse suite of clinical solutions to deliver on our customers' mandate for increased clinical quality, patient satisfaction and coordination of care;

•	work with our clients to develop increased efficiencies through the application of best practice information regarding physician staffing and procedural turnaround;

•	advance relationships with national managed care companies to facilitate favorable contract terms and more efficient revenue cycle management;

•	collaborate with hospitals, ASCs and other healthcare facilities to improve their operations by leveraging the clinical leadership of our affiliate physicians at clients’ facilities; and

•	Contract with and retain high quality physicians and healthcare professionals by providing clinical resources, comprehensive administrative practice support, competitive compensation and career opportunities.

Enhancing profitability by achieving further operating efficiencies. While we are currently a startup company that has yet to begin operations, we believe we will improve the operating efficiency of our services to physicians business as we grow. Our infrastructure is designed to achieve economies of scale by enhancing profitability with revenue growth without compromising the quality of operations or clinical care. We believe our processes related to managed care contracting, billing, coding, collection and compliance will drive a track record of effective and efficient revenue cycle management. We will make investments in infrastructure, including management information systems that we believe will enable us to improve clinical quality and key client metrics while reducing the cost of our physicians to provide their patient’s with care. At the patient level, telemedicine technologies not only streamline the delivery of services that can include rural areas in our region, but also provide service to those with mobility impairments, and places our clients in a better position to leverage these services with their payors.

Revenue From Services to Physicians

Revenue from services to physicians is derived principally from offering our facilities, such as exam rooms, equipment, office space and office and billing services to physicians who derive their fee for service revenue from third-party payors. We will record revenue at the time services are provided to our contracted physicians, net of a contractual allowance and provision for uncollectibles.

We will also recognize revenue for services provided during a particular period but not yet billed. Expected collections are estimated based on fees and negotiated payment rates in the case of third-party payors, the specific benefits provided for under each patient’s healthcare plan, mandated payment rates under the Medicare and Medicaid programs, and historical cash collections. Our provision for uncollectibles includes the estimate of uncollectible balances due from uninsured patients, uncollectible co-pay and deductible balances due from insured patients and special charges, if any, for uncollectible balances due from managed care, commercial and governmental payors. We record net revenue from uninsured patients at its estimated realizable value, which includes a provision for uncollectible balances, based on historical cash collections, net of recoveries.

We will provide the majority of billing for our affiliated physicians through our internal billing function. We will also selectively utilize third-party revenue cycle management providers to perform billing. Additionally, we will invest in applications that provide the foundation for the day-to-day operations of our services to physicians, including facilities-based billing and office-based billing.

Retroactive adjustments, recoupments or refund demands may change amounts realized from third-party payors. Retroactive adjustments to amounts previously reimbursed can and do occur on a regular basis as a result of reviews and audits. Additional factors that could complicate our billings on behalf of physicians we serve include:

•	disputes between payors as to which party is responsible for payment;

•	the difficulty of adherence to specific compliance requirements, diagnosis coding and various other procedures mandated by the government; and

•	failure to obtain proper physician credentialing and documentation in order to bill governmental payors.

Competition

The segment providing services to physicians is highly fragmented, and we consider our primary competitors to be local physician group practices. On a regional and national basis, we compete with companies such as Mednax Inc., Team Health, US Acute Care Solutions, U.S Anesthesia Partners, Fresenius, Schumacher Clinical Partners and California Emergency Physicians.

Government Regulation

Our planned operations and relationships with healthcare providers such as hospitals, ASCs and other healthcare facilities and healthcare professionals are subject to extensive regulation by numerous federal and state government entities as well as local government agencies. Specifically, but without limitation, we are subject to the following types of laws and regulations.

Health Reform. In recent years, the U.S. Congress and certain state governments have enacted a number of measures designed to effect major change across healthcare services. Most prominent among these efforts, the Health Reform Law contains a number of provisions designed to reduce Medicare program spending, including an annual productivity adjustment that reduces payment updates to ASCs and various initiatives that may reduce payments for physician services. The Health Reform Law also expanded coverage of previously uninsured individuals through a combination of public program expansion and private sector health insurance reforms. Certain provisions of the Health Reform Law, including those promoting Accountable Care Organizations (ACOs) and other coordinated care models, may make it more difficult to compete for patients, negatively impacting physician practices and health facilities we will partner with. Additionally, our affiliated physicians will derive a significant portion of their revenue from payments made by government healthcare programs, including Medicare and Medicaid.

Leaders in both the executive and legislative branches of government have stated their intention to repeal, replace, or significantly modify the Health Reform Law, its implementation or its interpretation. In 2017, Congress eliminated the financial penalty associated with the individual mandate, effective January 2019. In addition, the President signed an executive order directing federal agencies to take actions to minimize the “economic and regulatory burdens” of the Health Reform Law. The impact of efforts to repeal, replace or modify the Health Reform Law, or other efforts to reform healthcare delivery or financial systems, may materially adversely impact our business. Because of the many variables involved, including uncertainties surrounding any future legislative or administrative action to repeal, replace or significantly modify the Health Reform Law, we are unable to predict the net effect of the Health Reform Law.

Licensure and certification. In order to receive Medicare reimbursement, we must meet applicable conditions for coverage set forth by the Department of Health and Human Services (HHS) for the facility and service type and also comply with state and local laws and regulations, all of which are subject to change from time to time. Additional licensure, certification, or accreditation requirements may apply. Our facilities will also subject to federal, state and local laws addressing issues such as occupational safety, employment, medical leave, insurance regulations, civil rights and discrimination and medical waste and other environmental issues.

Our affiliated physicians may participate in Medicare. In addition, every state imposes licensing requirements on individual physicians, and many states impose licensing requirements on facilities and services operated and owned by physicians. Certain non-physician practitioners, including physician assistants and nurse practitioners (sometimes referred to as “midlevel practitioners”), may also enroll in Medicare and are required to be licensed. Other healthcare professionals may also be subject to other licensure, certification, or accreditation requirements. There can be no assurance that our physicians and non-physician practitioners will continue to qualify for participation, to the extent applicable, or meet licensure standards.

Billing and reimbursement compliance. Billing and reimbursement rules are complex, change frequently and may vary depending on the source of payment. For example, Medicare and other payors generally only cover services determined to be medically necessary. Providers must carefully bill for and document services provided to ensure accurate coding, including use of the correct ICD-10 code and comply with supervision requirements when billing for services provided by midlevel practitioners.

When the physicians we serve’s services are covered by multiple payors, financial responsibility is to be allocated among the payors in a process known as coordination of benefits (COB). The rules governing COB are complex, particularly when one of the payors is Medicare or another government program. Under these rules, in some cases, the government payor can be billed as a “secondary payor” only after recourse to a primary payor (e.g., a liability insurer) has been exhausted. If multiple payors reimburse us an amount which, in the aggregate, exceeds the amount to which we are entitled, we are obligated to process a refund.

In the event any of our billing and collection practices violate applicable laws, regulations, and other guidance, we could be subject to penalties, refund demands and recoupment. When the federal government covers items or services, federal fraud and abuse laws also apply. Further, to the extent that the complexity associated with billing for our services causes delays in our cash collections, we assume the financial risk of increased carrying costs associated with the aging of our accounts receivable as well as increased potential for bad debts which could have a material adverse effect on our revenue, provision for uncompensated care and cash flow.

Fraud and Abuse Provisions

Federal Anti-Kickback Statute. The federal Anti-Kickback Statute prohibits healthcare providers and others from knowingly and willfully soliciting, receiving, offering or paying, directly or indirectly, any remuneration (including any kickback, bribe or rebate) in return for, or to induce, referrals or orders for services or items covered by a federal healthcare program. The federal Anti-Kickback Statute is very broad in scope, and many of its provisions have not been uniformly or definitively interpreted by case law or regulations. Courts have found a violation of the federal Anti-Kickback Statute if just one purpose of the remuneration is to generate referrals, even if there are other lawful purposes. Furthermore, knowledge of the law or intent to violate the law is not required to establish a violation of the federal Anti-Kickback Statute.

Violations may result in criminal penalties or fines of up to $100,000, imprisonment for up to five years, and substantial civil penalties for each violation, plus three times the amount claimed. Civil monetary penalties, including those for violations of the federal Anti-Kickback Statute and those imposed under the FCA, are adjusted annually based on updates to the Consumer Price Index and were recently increased under the Bipartisan Budget Act of 2018. In addition, violations may result in exclusion from participation in the Medicare and Medicaid programs. Exclusion from these programs would result in significant reduction in revenues and would have a material adverse effect on our business. The Health Reform Law provides that submission of a claim for services or items generated in violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim and may be subject to additional penalties under the federal False Claims Act (FCA).

Congress and HHS have published safe harbors that outline categories of activities that are deemed protected from prosecution under the federal Anti-Kickback Statute. Failure to meet the requirements of a safe harbor does not necessarily render the conduct or business arrangement illegal under the federal Anti-Kickback Statute. However, such conduct and business arrangements may lead to increased scrutiny by governmental enforcement authorities.

The HHS Office of Inspector General (OIG) is authorized to issue advisory opinions regarding the interpretation and applicability of the federal Anti-Kickback Statute, including whether an activity constitutes grounds for the imposition of civil or criminal sanctions. Although advisory opinions are not binding on any entity other than the parties who submitted the requests, advisory opinions provide some guidance as to how the OIG would analyze a particular arrangement. The OIG has issued advisory opinions in which it concluded that proposed arrangements between anesthesia groups and facilities, including, physician-owned ASCs could result in prohibited remuneration under the federal Anti-Kickback Statute.

Although the Company is not in the business of directly providing medical services to patients, we believe these policies could have an impact on physicians we contract with in the future.

Prohibition on certain self-referrals and physician ownership of healthcare facilities. The federal physician self-referral law, commonly referred to as the Stark Law, prohibits a physician from making a referral for a designated health service to an entity if the physician or a member of the physician’s immediate family has a financial relationship with the entity, unless an exception applies. Sanctions for violating the Stark Law include denial of payment, refunding amounts received for services provided pursuant to prohibited referrals, substantial civil money penalties per prohibited service provided and a separate penalty for a circumvention scheme. These penalties are adjusted annually based on updates to the Consumer Price Index. In addition, violations may result in exclusion from participation in the Medicare and Medicaid programs. Exclusion of our surgery centers or physician groups from these programs could result in significant loss of revenues and could have a material adverse effect on us. Further, failure to refund amounts received as a result of a prohibited referral on a timely basis may constitute a false or fraudulent claim and may result in civil penalties and additional penalties under the FCA. The Stark Law applies to referrals involving the following services under the definition of “designated health services”: clinical laboratory services; physical therapy services; occupational therapy services; radiology and imaging services; radiation therapy services and supplies; durable medical equipment and supplies; parenteral and enteral nutrients, equipment and supplies; prosthetics, orthotics and prosthetic devices and supplies; home health services; outpatient prescription drugs; and inpatient and outpatient hospital services. CMS has issued final regulations interpreting the Stark Law that help clarify the requirements of the exceptions to the Stark Law, but it is difficult to determine how the government will interpret many of these exceptions for enforcement purposes.

With respect to our services to physicians, we plan to contract with hospitals and other providers of designated health services. The practices of the physicians we will serve may also provide services, such as imaging and laboratory services, that constitute designated health services. Thus, we are required to structure our financial relationships involving providers of designated health services in a manner that complies with a Stark Law exception. There are a number of exceptions that may apply to our business, including the exceptions for bona fide employment relationships, indirect compensation arrangements and in-office ancillary services. We attempt to structure our relationships to meet an exception to the Stark Law when required, but the regulations implementing the exceptions are detailed and complex, and we cannot guarantee that every relationship complies fully with the Stark Law.

The Federal False Claims Act and similar federal and state laws. Our affiliate physicians will be subject to state and federal laws that govern the submission of claims for reimbursement. One of the most prominent of these laws is the federal FCA, which prohibits an individual or entity from knowingly and willfully presenting a claim (or causing a claim to be presented) that is false or fraudulent for payment from the government, including the Medicare and Medicaid programs and the health insurance exchanges created under the Health Reform Law, if those payments include any federal funds. The standard for “knowing and willful” often includes conduct that amounts to a reckless disregard for whether accurate information is presented by claims processors. There are many potential bases for liability under the FCA, including knowingly and improperly avoiding repayment of an overpayment received from the government and the knowing failure to report and return an overpayment within 60 days of identifying the overpayment. The government may use the FCA to prosecute Medicare and other government program fraud in areas such as coding errors, billing for services not provided and submitting false cost reports. Violations of other statutes, such as the federal Anti-Kickback Statute, can serve as a basis for liability under the FCA.

The FCA may be enforced by the federal government directly, or by a qui tam plaintiff (or whistleblower) on the government’s behalf. When a private plaintiff brings a qui tam action under the FCA, the defendant often will not be made aware of the lawsuit until the government commences its own investigation or makes a determination whether it will intervene. When a defendant is determined by a court of law to be liable under the FCA, the defendant may be required to pay three times the amount of the alleged false claim, plus substantial mandatory civil penalties for each separate false claim. These penalties are adjusted annually based on updates to the Consumer Price Index. A private plaintiff who brings a qui tam lawsuit may receive a share of any settlement or judgment.

Every entity that receives at least $5.0 million annually in Medicaid payments must have written policies for all employees, contractors or agents, providing detailed information about false claims, false statements and whistleblower protections under certain federal laws, including the federal FCA, and similar state laws. A number of states, including states in which we operate, have adopted their own false claims provisions as well as their own qui tam provisions whereby a private party may file a civil lawsuit in state court. States that enact false claims laws that are comparable to the federal FCA are entitled to an increased share of FCA recoveries.

We believe that we have procedures in place to ensure the accurate completion of claims forms and requests for payment. However, the laws and regulations defining proper Medicare or Medicaid billing are complex and have not been subjected to extensive judicial or agency interpretation. Billing errors can occur despite our best efforts to prevent or correct them, and we cannot assure you that the government will regard such errors as inadvertent and not in violation of the FCA or related statutes.

Other fraud and abuse laws. In addition to the laws described above, various other laws and regulations prohibit fraud and abuse in the health care industry and provide for significant penalties. For example, the knowing and willful defrauding of, or attempt to defraud, a healthcare benefit program, including both governmental and private healthcare programs and plans, may result in criminal penalties. Further, the payment of inducements to Medicare and Medicaid beneficiaries in order to influence those beneficiaries to order or receive services from a particular provider or practitioner may result in civil penalties. Federal enforcement officials have numerous enforcement mechanisms to combat fraud and abuse, including an incentive program under which individuals can receive up to $1,000 for providing information on Medicare fraud and abuse that leads to the recovery of at least $100 of Medicare funds. In addition, federal enforcement officials have the ability to exclude from Medicare and Medicaid any investors, officers and managing employees associated with business entities that have committed healthcare fraud. Evolving interpretations or enforcement of current, or the adoption of new, federal or state laws or regulations could affect many of our arrangements. Law enforcement authorities, including the OIG, are increasing their scrutiny of arrangements between healthcare providers and potential referral sources to ensure that the arrangements are not designed as a mechanism to exchange remuneration for patient care referrals or opportunities. Investigators have demonstrated a willingness to look behind the formalities of a business transaction to determine the underlying purposes of payments between healthcare providers and potential referral sources.

Healthcare investigations. Both federal and state government agencies have heightened and coordinated civil and criminal enforcement efforts as part of numerous ongoing investigations of healthcare companies, as well as their executives and managers. These investigations relate to a wide variety of topics, including referral relationships and billing practices. The Health Reform Law includes additional federal funding of $350 million over 10 years to fight healthcare fraud, waste and abuse, which includes $10 million for federal fiscal year (FFY) 2018. From time to time, the OIG and the Department of Justice have established national enforcement initiatives that focus on specific billing practices or other suspected areas of abuse. Some of our activities could become the subject of governmental investigations or inquiries. For example, we have significant Medicare billings and we have joint venture arrangements involving physician investors. In addition, our executives and managers, many of whom have worked at other healthcare companies that are or may become the subject of federal and state investigations and private litigation, could be included in governmental investigations or named as defendants in private litigation. We are not aware of any current governmental investigations involving any of our business, or our executives or managers. A future adverse investigation of us. the physicians we serve, our executives or our managers, even if it does not result in a determination of a liability, could result in significant expense to us, as well as adverse publicity.

Privacy and security requirements. There are currently numerous legislative and regulatory initiatives at the state and federal levels addressing the privacy and security of patient health and other identifying information. The privacy and security regulations promulgated pursuant to HIPAA extensively regulate the use and disclosure of individually identifiable protected health information and require “covered entities,” including healthcare providers, to implement administrative, physical and technical safeguards to protect the security of such information. Violations of the regulations may result in criminal penalties and substantial civil penalties. These penalties are adjusted annually based on updates to the Consumer Price Index. HHS enforces HIPAA and is required to perform compliance audits. State attorneys general are also authorized to bring civil actions seeking either injunction or damages in response to violations of HIPAA privacy and security regulations that threaten the privacy of state residents.

A covered entity may be subject to penalties as a result of a business associate (an entity that handles individually identifiable health information on behalf of a covered entity) violating HIPAA if the business associate is found to be an agent of the covered entity. Business associates are also directly subject to certain provisions of the HIPAA security and privacy regulations and may be penalized for violations of the regulations. Covered entities must report breaches of unsecured protected health information to affected individuals without unreasonable delay, but not to exceed 60 days following discovery of the breach by the covered entity or its agents. Notification must also be made to HHS and, in certain situations involving large breaches, to the media. There is a presumption that all non-permitted uses or disclosures of unsecured protected health information are breaches unless the covered entity or business associate establishes that there is a low probability the information has been compromised.

In addition to HIPAA, there are numerous other laws and legislative and regulatory initiatives at the federal and state levels addressing privacy and security concerns. We remain subject to any federal or state laws and regulations that encompass privacy concerns or the reporting of security breaches that are more restrictive than the regulations issued under HIPAA. These laws and regulations vary and could impose additional penalties. For example, they may require us to notify affected individuals in the event of a data breach involving certain individually identifiable health or financial information. In some cases, the Federal Trade Commission uses its consumer protection authority to initiate enforcement actions in response to data breaches.

Fair Debt Collection Practices Act. Some of our operations may be subject to compliance with certain provisions of the Fair Debt Collection Practices Act and comparable statutes in many states. Under the Fair Debt Collection Practices Act, a third-party collection company is restricted in the methods it uses to contact consumer debtors and elicit payments with respect to placed accounts. Requirements under state collection agency statutes vary, with most requiring compliance similar to that required under the Fair Debt Collection Practices Act. We believe we are in substantial compliance with the Fair Debt Collection Practices Act and comparable state statutes where applicable.

Antitrust laws. The federal government and most states have enacted antitrust laws that prohibit certain types of conduct deemed to be anti-competitive. These laws prohibit price fixing, market allocation, bid-rigging, concerted refusal to deal, market monopolization, price discrimination, tying arrangements, acquisitions of competitors and other practices that have, or may have, an adverse effect on competition. Violations of federal or state antitrust laws can result in various sanctions, including criminal and civil penalties. Antitrust enforcement in the healthcare sector is currently a priority of the Federal Trade Commission and the Department of Justice. We believe we are in compliance with such federal and state laws, but courts or regulatory authorities may reach a determination in the future that could adversely affect our operations.

Environmental matters. We, as well as the physicians we serve, are subject to federal, state and local laws and regulations relating to hazardous materials, pollution and the protection of the environment. Such regulations include those governing emissions to air, discharges to water, storage, treatment and disposal of wastes, including medical waste, remediation of contaminated sites, and protection of worker health and safety. These laws and regulations frequently change and have become increasingly stringent over time. Non-compliance with these laws and regulations may result in significant fines or penalties or limitations on our operations or claims for remediation costs, as well as alleged personal injury or property damages. We believe our current and planned operations are in substantial compliance with all applicable environmental, health and safety requirements and that we maintain all material permits required to operate our business.

Certain environmental laws and regulations impose strict, and under certain circumstances joint and several, liability for investigation and remediation of the release of regulated substances into the environment. Such liability can be imposed on current or former owners or operators of contaminated sites, or on persons who dispose or arrange for disposal of wastes at a contaminated site. Releases have occurred at a few of the facilities we lease as a result of historical practices of the owners or former operators. Based on available information, we do not believe that any known compliance obligations, releases or investigations under environmental laws or regulations will have a material adverse effect on our business, financial position and results of operations. However, there can be no guarantee that these releases or newly discovered information, more stringent enforcement of or changes in environmental requirements, or our inability to enforce available indemnification agreements will not result in significant costs.

Support Infrastructure and Technology

To support our clinical staff and client facilities, we maintain an infrastructure that provides clinical, administrative and business support services to physicians, other healthcare professionals and administrative staff. These support services include but are not limited to:

•	non-clinical operation management;

•	physician and allied care recruiting;

•	revenue cycle management;

•	compliance, education and oversight;

•	managed care contracting with third-party payors;

•	information technology;

•	human resources;

•	risk management;

•	quality improvement; and

•	credentialing.

These support services are critical to the success of our business. Personnel located at our corporate headquarters will primarily provide these services. These services will allow us to leverage our operational excellence and existing infrastructure to provide services to our clients, employees and physicians. Our infrastructure has enabled us to integrate newly developed or acquired businesses while achieving significant economies of scale.

Marketing Strategy

Our marketing strategy is simple and direct:

•	Physicians will be marketed through the Internet, magazines and other electronic and print media
•	Targeted groups will be marketed by the branding of the The Docs, Inc. name and logo through specific media channels focused direct marketing campaigns, electronic media, trade shows, industry publications, newspapers, and other industry specific events, as well as traditional distribution channels.

•	Joint Venture partnerships may be secured that allow the Company’s services to be offered to physicians who are contracted with various health insurance carriers.

Patents, Trademarks and Licenses

We do not currently have any trademarks, patents, or other intellectual property.

Based on the nature of our business, we do not expect to file any trademarks or patents at this time.

Employees

The Company currently has no employees. All of the business operational functions are performed by our officers and directors. These individuals perform all of the job functions for the Company. Our officers plan to devote 8-10 hours per week of their time to our business.

i.	The Company's performance is dependent on the performance of its officers. In particular, the Company's success depends on his ability to develop a business strategy which will be successful for the Company.

ii.	The Company does not carry key person life insurance on any of its personnel. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the business, results of operations and financial condition of the Company. The Company's future success also depends on its ability to retain and attract highly qualified technical and managerial personnel.

iii.	There can be no assurance that the Company will be able to retain its key managerial and technical personnel or that it will be able to attract and retain additional highly qualified technical and managerial personnel in the future. The inability to attract and retain the technical and managerial personnel necessary to support the growth of the Company's business, due to, among other things, a large increase in the wages demanded by such personnel, could have a material adverse effect upon the Company's business, results of operations and financial condition.

DESCRIPTION OF PROPERTY

The Company currently operates from its headquarters at an administrative office at 5235 S. Durango Dr., Suite 113, Las Vegas, Nevada 89113. These premises are controlled by Raj Dewan, who currently charges no rent for the administrative office. Raj Dewan has formally offered the Company turn-key availability to rent six patient rooms, a reception area, three additional administrative rooms, a procedure room, one bathroom, one storage room and an employee break room totaling approximately 1,800 square feet at $1,500 per month once the Company begins offering its services to patients. This space will then be offered to healthcare professionals to see clients.

LEGAL PROCEEDINGS

We are not a party to or otherwise involved in any legal proceedings.

In the ordinary course of our business, we expect that from time to time we will be involved in various pending or threatened legal actions. The litigation process is inherently uncertain and it is possible that the resolution of such matters might have a material adverse effect upon our financial condition and/or results of operations. However, in the opinion of our management, other than as set forth herein, matters currently pending or threatened against us are not expected to have a material adverse effect on our financial position or results of operations.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Disclaimer Regarding Forward Looking Statements

You should read the following discussion in conjunction with our financial statements and the related notes and other financial information included in this Form S-1. In addition to historical financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this Form S-1, particularly in the Section titled Risk Factors.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Summary Overview

We are an emerging growth company focused on offering medical primary physician care in the Southern Nevada and surrounding areas.

Management believes, without any additional funding or revenues, the Company does not have sufficient cash to finance its operations for a period of twelve months, which estimate includes the additional expenses the Company will incur upon becoming a reporting company. We will apply any proceeds from future revenues to help cover our expenditures. At this time, management does not anticipate it will be required to seek outside funding to keep its business operational for the next twelve months. Our officers/directors have committed to contribute funds to the Company to keep it operational for the next twelve months should revenues or alternative funding sources not be adequate. Management has prepared an operating budget for the first twelve months of operations, which includes an estimated total operating cost of approximately $1,000,000. This includes rent of $360,000, salaries of $315,000, vascular supplies of $180,000, nuclear isotopes and related supplies of $44,000, miscellaneous supplies of $50,000, maintenance of $11,000, and reporting company costs of approximately $40,000.

If and when the time comes that we seek funding, we plan to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any of additional sales of our equity securities or other financing to fund our business operations. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Results of Operations

For the fiscal years ended September 30, 2021 and September 30, 2020, the Company recognized no revenues.

For the fiscal year ended September 30, 2021, the Company incurred total operating expenses of $68,795, which consisted of $4,795 in general and administrative expenses and $64,000 for impairment charge on fixed assets. This compares to the fiscal year ended September 30, 2020, where the Company incurred total operating expenses of $296,084, which consisted of $20,084 in general and administrative expenses and $276,000 for impairment charge on fixed assets.

 For the fiscal year ended September 30, 2021, the Company had a loss applicable to common shareholders of $(68,795) or $(0.00) per common share basic and diluted, as compared to a loss applicable to common shareholders of $(296,084) or $(0.03) per common share for the year ended September 30, 2020.

During the year ended September 30, 2021, the Company used net cash of $(4,795) in operations and $4,040 was provided by financing activities. During the year ended September 30, 2020, the Company used net cash of $(20,084) in operations and $19,600 was provided by financing activities.

Business Plan Timeline

The following is an outline of the proposed milestones for our business plan:

	Milestone	Manner of achievement	Anticipated time needed to complete milestone
1	Company becomes non-deficient with its reporting requirement	Files Registration with SEC and completes comments.	In process

2	Close offering	Any proceeds received from the offering will be used to purchase additional equipment and to advertise to prospective clients	After offering is closed.

3	Broker-dealer applies for OTCQB listing	Company seeks a market maker	Following the close of this offering

4	Recruitment of Medical Professionals	Doctors will be recruited through our membership in Doctor’s Health Network	Following the close of this offering

5	Conduct Business	Offer medical facility to doctors in Southern Nevada	Following the close of this offering

6	Develop a corporate website	Company will purchase a domain and develop a webpage and portal for doctors to use.	Within three to four months from the close of the Offering

7	Marketing	Market our services	When website is operational and brochures printed, approx. three months from the close of the Offering.

8	Clients established to operate profitably	Client base established	Twelve months

Management anticipates the cost to complete the above timeline to be approximately $1,000,000, which includes its first twelve months of operations. Mr. Cole and Dr. Dewan have committed to contribute funds to the Company to keep it operational for the next twelve months should revenues or alternative funding sources not be adequate. The above timeline does not take into account possible delays that may arise. If we experience any difficulties or delays during our plan of operation or delays in obtaining financing, the timetable could take substantially longer to develop a customer base for our services.

Explanatory Paragraph in Our Independent Registered Public Accounting Firm Report

Our independent accountants have included a paragraph in their most recent report, in our audited financial statements for the year ending September 30, 2021, regarding concerns about our ability to continue as going concern. We have further disclosed in our notes to the financial statements that we are dependent upon our ability to obtain financing and upon future profitable operations from the development of our business opportunities, and that there are no assurances that we will be able to meet our financial obligations in the future.

JOBS Act

On April 5, 2012, the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 for complying with new or revised accounting standards. This means that an “emerging growth company” can delay the adoption of certain accounting standards until those standards would apply to private companies. We are electing to delay such adoption of new or revised accounting standards and, as a result, we may not comply with new or revised accounting standards at the same time as other public reporting companies that are not “emerging growth companies.”

In addition, we intend to rely on other exemptions from reporting and disclosure requirements that are offered by the JOBS Act, including (i) an exemption from the need to provide an auditor’s attestation report on our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, and (ii) an exemption from the need to comply with any PCAOB requirement regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and our financial statements (auditor discussion and analysis). These exemptions will apply for a period of five years following our first sale of common equity securities under an effective registration statement or until we no longer qualify as an “emerging growth company,” whichever is earlier. For further information regarding disclosure and other exemptions available to us under the JOBS Act, please see “Prospectus Summary—The Company—Implications of Being an Emerging Growth Company.”

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are exposed to market risks, which include the prices we will charge for our services. We do not engage in financial transactions for trading or speculative purposes.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS AND CORPORATE GOVERNANCE

The following table sets forth the names and ages of the current directors and executive officers of the Company, the principal offices and positions with the Company held by each person and the date such person became a director or executive officer of the Company. The executive officers of the Company are elected annually by the Board of Directors. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. There are no family relationships among any of the directors and officers.

Name	Age	Positions and Offices Held
Mark A. Cole	71	President and Director
Catheryn Govereau	70	Secretary, Treasurer, and Director
Asheesh Dewan, M.D.	51	Medical Director and Director

Management and Director Experience

The following table and bio information regarding our management and directors is provided pursuant to Item 401(e) of Regulation S-K:

Name	Start Date	End Date	Name of Employer or Company	Position
Mark A. Cole	1/1/1998	10/1/2018	Med Serve Group	CEO
	10/1/2018	Present	HCSLV, INC	CEO
Catheryn Govereau	3/1/2005	6/1/2012	Wellish Vision Institute	Asst. Administrator
	6/1/2012	11/1/2013	Abrams Eye Institute	Administrator
	12/1/2013	Present	Doctor's Health Network, Inc.	Administrator
Asheesh Dewam, MD	1/1/2007	Present	The Peds/The Docs	Private Practice/Provider
	1/1/2007	1/1/2021	Summerlin Diabetes Center	Medical Director

Mark A. Cole, President and Director.

January 1998 to October 2018

Mr. Cole has over 50 years of leadership experience, beginning with his service in the United States Air Force from 1968 until he was honorably discharged in 1972. While serving, Mark was assigned to the 12th Tactical Fighter Group at Rahn Bay, Vietnam. Upon returning stateside, he was assigned to Headquarters Air Training Command, where he learned Computer Science. He was later selected from a large group of qualified candidates to recruit nurses while at Arlington, Texas. This was the beginning of his service in the medical field. Mark entered civilian life working as a management consultant to recruit highly qualified personnel for industries that included medical, transportation, warehousing, and risk assessment. He later separated from that company in order to begin working as a private consultant so he could concentrate in the medical field, where he specialized in recruitment, human resources, clinic construction, contract negotiation, leasing, and the solicitation and negotiation to retain individual medical practices.

Mark co-founded The Docs, Inc. in order to build a specialty practice that is centered around both childhood and adult diabetes, as well as other medical specialties, such as cardiology, neurology, physical therapy, wound care, vascular implants, and telemedicine to provide service to rural areas. Mr. Cole’s leadership experience, as well as service as a consultant in the medical industry is how it was concluded that he should serve as an officer and director of the Company.

Catheryn Govereau, Secretary, Treasurer, and Director. Ms. Govereau has over 20 years of experience managing and providing administrative support to several companies, including Doctor’s Health Network, Inc., Abrams Eye Institute, Wellish Vision Institute, and Med Serv Group, Inc. She has negotiated contracts, and handled credentialing and billing implementation for over 10 practice locations and 20 healthcare providers. Further, Ms. Govereau has extensive experience in administrative functions, such as developing employee handbooks, policies & procedures, job descriptions, employee orientation programs, employee benefits, and preparing financial reports using accounting software. She has also worked with regulatory authorities in the past, including gaming licenses in the State of California. Ms. Govereau has demonstrated extensive experience in the healthcare industry dealing with providers and administrative functions, which is how the conclusion of nominating her as an officer and director of the Company was made.

Asheesh Dewan, M.D., Medical Director and Director. Born in Lincoln, Nebraska, Dr. Dewan matriculated into the University of California at Riverside in 1987, graduating with a bachelor’s degree in Biochemistry in 1991. He then earned his master’s degree in Biochemistry, and MD degree in 1996 from St. Georges University School of Medicine. Dr. Dewan performed his pediatric residency at the Oklahoma University Health Science Center from 1997 to 2000, and an Endocrinology Fellowship at the University of California at San Diego from 2000 to 2003. He also served in the La Jolla Lipid Clinic/The NIH Specialized Center of Research for Atherosclerosis and Molecular Medicine. Dr. Dewan is licensed to practice medicine in both Nevada and California. His work experience includes serving as a Medical Officer at Medremote.com from 1998 to 2005, an Assistant Clinical Professor for Pediatric Endocrinology in the Department of Pediatrics at the University of California San Diego School of Medicine, and several private practice firms in Las Vegas since 2007. Dr. Dewan has published multiple original medical papers, and serves on the Scientific Advisory Board for EMD Serono, and Speaker Boards for Pfizer, Novo Nordisk, and EMD Serono. The Company concluded that Dr. Dewan was best suited to serve as an officer and director given that he has been an upstanding medical practioner in Nevada for many years, as noted above, in the specific medical fields the Company will serve for local patients.

Board of Directors

Our board of directors consists of three members, who serve one-year terms without any compensation.

Audit Committee

The company does not presently have an Audit Committee. The members of the Board sit as the Audit Committee. No qualified financial expert has been hired because the company is too small to afford such expense.

Committees and Procedures

(1)	The registrant has no standing audit, nominating and compensation committees of the Board of Directors, or committees performing similar functions. The Board acts itself in lieu of committees due to its small size.

(2)	The view of the board of directors is that it is appropriate for the registrant not to have such a committee because its directors participate in the consideration of director nominees and the board and the company is so small.

(3)	The members of the Board who acts as nominating committee is not independent, pursuant to the definition of independence of a national securities exchange registered pursuant to section 6(a) of the Act (15 U.S.C. 78f(a).

(4)	The nominating committee has no policy with regard to the consideration of any director candidates recommended by security holders, but the committee will consider director candidates recommended by security holders.

(5)	The basis for the view of the board of directors that it is appropriate for the registrant not to have such a policy is that there is no need to adopt a policy for a small company.

(6)	The nominating committee will consider candidates recommended by security holders, and by security holders in submitting such recommendations.

(7)	There are no specific, minimum qualifications that the nominating committee believes must be met by a nominee recommended by security holders except to find anyone willing to serve with a clean background.

(8)	The nominating committee's process for identifying and evaluation of nominees for director, including nominees recommended by security holders, is to find qualified persons willing to serve with a clean backgrounds. There are no differences in the manner in which the nominating committee evaluates nominees for director based on whether the nominee is recommended by a security holder, or found by the board.

Code of Ethics

We have not adopted a Code of Ethics for the Board and any salaried employees.

EXECUTIVE COMPENSATION

Listed below in the executive compensation table for the years ending September 30, 2021 and 2020.

Summary Compensation Table

Name and Principal Position	Fiscal Year ending September 30,	Salary ($)	Bonus ($)	Awards ($)	All Other Compsensation ($)	Total ($)
Mark A. Cole	2021	-0-	-0-	-0-	-0-	-0-
	2020	-0-	-0-	-0-	-0-	-0-
Catheryn Govereau	2021	-0-	-0-	-0-	-0-	-0-
	2020	-0-	-0-	-0-	-0-	-0-
Asheesh Dewan, M.D.	2021	-0-	-0-	-0-	-0-	-0-
	2020	-0-	-0-	-0-	-0-	-0-

We do not have any employment agreements with our officers. We do not maintain key-person life insurance for any our executive officer/director. We do not have any long-term compensation plans or stock option plans.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships

There are no arrangements or understandings pursuant to which a director or executive officer was selected to be a director or executive officer. There are no family relationships among our directors/officers.

Significant Employees

We have no significant employees other than Officers/Directors.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past ten years and which is material to an evaluation of the ability or the integrity of our directors or executive officers:

  any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

  any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

  being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

  being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

  was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

  was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.	was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

    Any Federal or State securities or commodities law or regulation; or
    Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or
    Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

  was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee Financial Expert

We do not have an audit committee nor do we have an audit committee established at this time.

Auditors; Code of Ethics; Financial Expert

Our principal independent accountant is the firm of Assurance Dimensions. We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officer. We do not have an audit committee or nominating committee.

Potential Conflicts of Interest

We are not aware of any current or potential conflicts of interest with any of our officers/directors.

Compensation of Directors

We did not pay our directors any compensation during fiscal years ending September 30, 2021 or 2020.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of February 10, 2022, the number of shares of Common Stock beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 3,500,000 shares of our voting preferred stock and 10,410,000 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

TITLE OF CLASS	NAME OF BENEFICIAL OWNER AND POSITION	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS
Preferred Stock	Christopher J. Cole (1)	1,166,666	33.3%
Preferred Stock	Catheryn Lee Govereau (2)	1,166,667	33.3%
Preferred Stock	David Chad Rich (3)	1,166,667	33.3%
Common Stock	Asheesh Dewan, M.D. (4)	8,910,000	85.6%
Common Stock	Catheryn Lee Govereau (2)	500,000	4.8%
Common Stock	David Chad Rich (3)	500,000	4.8%
DIRECTORS AND OFFICERS AS A GROUP
Preferred Stock	(1 person)	1,166,667	33.3%
Common Stock	(2 people)	9,410,000	90.4%

(1)	Christopher J. Cole. 2900 Sunridge Heights Pkwy., Apt. 736, Henderson, NV 89052. Beneficially owns 1,066,667 shares of Voting Preferred Stock, each of which carries a voting weight of 200 common share votes. Christopher J. Cole has a total voting power of 33.1% in the Company, and is the son of Mark A. Cole, President and Director of the Company.
(2)	Catheryn Lee Govereau, Secretary, Treasurer, Director. 804 Dana Hills Ct., #101, Las Vegas, NV 89134. Beneficially owns 1,166,667 shares of Voting Preferred Stock, each of which carries a voting weight of 200 common share votes. When combined with the 500,000 shares of Common Stock owned, Ms. Govereau has a total voting power of 33.2% in the Company.
(3)	David Chad Rich. 2110 Featherbush St., Henderson, NV 89074. Beneficially owns 1,166,667 shares of Voting Preferred Stock, each of which carries a voting weight of 200 common share votes. When combined with the 500,000 shares of Common Stock owned, Mr. Rich has a total voting power of 33.2% in the Company.
(4)	Asheesh Dewan, Medical Director and Director. 8352 W. Warm Springs Rd., 3rd Floor, Las Vegas, NV 89113.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our officers and directors own a super majority of the voting rights in the Company, as outlined in the ownership table above.

The Company's Director has contributed office space for our use for all periods presented. There is no charge to us for the space, and the director will not seek compensation for the use of this space.

Our officers and directors can be considered promoters of The Docs, Inc. in consideration of their participation and managing of the business of the company since its incorporation.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide to the fullest extent permitted by law, that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

LEGAL MATTERS

The Law Offices of Thomas C. Cook, Ltd. has opined on the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements included in this prospectus and in this registration statement have been audited by Assurance Dimensions, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of The Docs, Inc. filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

The public may read and copy any materials with the Commission at the SEC's Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

We intend to furnish our stockholders with annual reports containing audited financial statements.

FINANCIAL STATEMENTS

THE DOCS, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of The Docs Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of The Docs Inc. (the Company) as of September 30, 2021 and 2020, and the related statements of income, stockholders’ deficit and cash flows for each of the years in the two-year period ended September 30, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended September 30, 2021, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph- Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has had no revenue since inception, net loss and accumulated deficit of $364,879 and cash used in operations of $4,795. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Assurance Dimensions

We have served as the Company’s auditor since 2019.

Margate, Florida

February 7, 2022

THE DOCS INC.

Balance Sheets

	September 30, 2021	September 30, 2020
ASSETS
Current assets:
Cash	$ 4,661	$ 5,416
Total current assets	4,661	5,416
Fixed assets, net	201,000	265,000
Total long term assets	201,000	265,000

TOTAL ASSETS	$ 205,661	$ 270,416

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Due to related party	$ 14,040	$ 10,000
Total current liabilities	14,040	10,000
Commitments and Contingencies (Note 2)	-	-

Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares	3,500	3,500
authorized, 3,500,000 shares issued and outstanding as of September 30, 2021 and September 30, 2020, respectively
Common stock, $0.001 par value, 500,000,000 shares	10,410	10,410
authorized, 10,410,000 and 10,410,000 shares issued and
outstanding as of September 30, 2021 and September 30, 2020, respectively
Additional paid-in capital	542,590	542,590
Accumulated deficit	(364,879)	(296,084)
Total stockholders' equity	191,621	260,416
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 205,661	$ 270,416

See accompanying notes to these financial statements.

THE DOCS INC.

Statements of Operations

	For the year ended September 30, 2021	For the year ended September 30, 2020
Revenue	$ -	$ -

Expenses:
General & administrative	4,795	20,084
Impairment charge on fixed assets	64,000	276,000
Total expenses	68,795	296,084

Net operating loss	(68,795)	(296,084)

Net loss	$ (68,795)	$ (296,084)

Net loss per share – basic and diluted	$ (0.00)	$ (0.03)
Weighted average number of common
shares outstanding- basic and diluted	10,410,000	9,064,891

See accompanying notes to these financial statements.

THE DOCS INC.

Statement of Changes in Stockholders’ Equity

For the year ended September 30, 2021

Additional
Preferred stock		Common stock		Paid in	Accumulated
Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance, September 30, 2020	3,500,000	$ 3,500	10,410,000	$ 10,410	$542,590	$(296,084)	$260,416

Net loss	-	-	-	-	-	(68,795)	(68,795)

Balance, September 30, 2021	3,500,000	$ 3,500	10,410,000	$ 10,410	$542,590	$(364,879)	$191,621

For the year ended September 30, 2020

Additional
Preferred stock		Common stock		Paid in	Accumulated
Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance, September 30, 2019	100,000	$ 100	5,000,000	$ 5,000	$200	$ -	$5,300

Preferred shares issued for cash	3,400,000	3,400	-	-	6,800	-	10,200

Common shares issued for equipment	-	-	5,410,000	5,410	535,590	-	541,000

Net loss	-	-	-	-	-	(296,084)	(296,084)

Balance, September 30, 2020	3,500,000	$ 3,500	10,410,000	$ 10,410	$542,590	$(296,084)	$260,416

See accompanying notes to these financial statements.

THE DOCS INC.

Statements of Cash Flows

	For the year ended September 30, 2021	For the year ended September 30, 2020
OPERATING ACTIVITIES
Net loss	$ (68,795)	$ (296,084)
Adjustments to reconcile net loss to net cash used by operating activities:
Impairment charge on fixed assets	64,000	276,000
Net cash used in operating activities	(4,795)	(20,084)

FINANCING ACTIVITIES
Proceeds from sale of preferred stock	-	10,200
Due to related party	4,040	10,000
Refund of preferred stock subscription	-	(600)
Net cash provided by financing activities	4,040	19,600

NET DECREASE IN CASH	(755)	(484)
CASH - BEGINNING OF THE YEAR	5,416	5,900
CASH - END OF THE YEAR	$ 4,661	$ 5,416

NON-CASH TRANSACTIONS:
Stock issued in exchange for equipment	$ -	$ 541,000

See accompanying notes to these financial statements.

THE DOCS INC.

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2021

Note 1 – Nature and Continuance of Operations

The Docs Inc. (“the Company”) was incorporated in the State of Nevada, United States of America on April 16, 2017. Its fiscal year-end is September 30.  The Company plans to provide a clinic to independent physicians who offer primary care, and who specialize in diabetes prevention and treatment while integrating proactive screenings of the associated co-morbidities. The Company has identified a location to offer these services which is built out with exam rooms, a lab, and office space for physicians. To date, no revenues have been generated.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation – The accompanying financial statements are prepared in accordance with Generally Accepted Accounting Principles in the United States of America (“GAAP”). The preparation of these financial statements requires our management to make estimates and assumptions about future events that affect the amounts reported in the financial statements and related notes. Future events and their effects cannot be determined with absolute certainty. Therefore, the determination of management’s estimates requires the exercise of judgment. We believe the following critical accounting policies affect its more significant judgments and estimates used in the preparation of financial statements.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents – For purposes of the Statement of Cash Flows, the Company considers highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company’s cash account is held at a financial institution and is insured by the Federal Deposit Insurance Corporation, or FDIC, up to $250,000. During the fiscal years ended September 30, 2021 and 2020, the Company had not reached a bank balance exceeding the FDIC insurance limit.

Accounts Receivable – We estimate credit loss reserves for accounts receivable on an individual receivable basis. A specific impairment allowance reserve is established based on expected future cash flows and the financial condition of the debtor.  We charge off customer balances in part or in full when it is more likely than not that we will not collect that amount of the balance due.  We consider any balance unpaid after the contract payment period to be past due.  There are no accounts receivables at September 30, 2021 and 2020.

THE DOCS INC.

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2021

Fixed Assets - Furniture, fixtures and equipment are stated at cost less accumulated depreciation. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, principally on a straight-line basis. As of September 30, 2021, the Company had fixed assets recorded at realizable value of $201,000. These assets have not been placed into service since their acquisition, and therefore have not yet been depreciated.

Impairment of Long-Lived Assets – In accordance with ASC 360, “Property, Plant, and Equipment” the Company reviews the carrying value of long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair value. The Company recorded an impairment charge of $276,000 during the year ended September 30, 2020 and $64,000 during the year ended September 30, 2021.

Revenue Recognition – As of October 1, 2018, the Company adopted Revenue from Contracts with Customers (Topic 606) (“ASC 606”). The new guidance sets forth a new five-step revenue recognition model which replaces the prior revenue recognition guidance in its entirety and is intended to eliminate numerous industry-specific pieces of revenue recognition guidance that have historically existed in U.S. GAAP. The underlying principle of the new standard is that a business or other organization will recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects what it expects to receive in exchange for the goods or services. The Company adopted the standard using the modified retrospective method and the adoption did not have a material impact on its financial statements.

The Company has not yet had any revenues. The Company will recognize revenue when the performance obligation (i.e. medical services) by physicians with the customers are satisfied and when the service is provided. Revenue is measured as the amount of consideration the Company expects to receive in exchange for providing the service to physicians.

Related party transactions. The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions. Pursuant to Section 850-10-20 the related parties include:

  Affiliates of the Company;
  Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825-10-15, to be accounted for by the equity method by the investing entity;
  Trusts for the benefit of employees, such as pension and profit sharing trusts that are managed by or under the trusteeship of management;
  Principal owners of the Company;
  Management of the Company;

THE DOCS INC.

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2021

  Other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and
  Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements include disclosures of material related party transactions, other than compensation arrangements, expense allowances and other similar items in the ordinary course of business. The disclosures shall include:

  The nature of the relationship involved;
  A description of the transactions, including transactions to which no amounts or nominal amounts were ascribed for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements;
  The dollar amount of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and
  Amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Deferred Taxes. The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

ASC 740-10 prescribes a recognition threshold that a tax position is required to meet before being recognized in the financial statements and provides guidance on recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition issues. The Company classifies interest and penalties as a component of interest and other expenses. To date, the Company has not been assessed, nor has the Company paid, any interest or penalties.

THE DOCS INC.

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2021

The Company measures and records uncertain tax positions by establishing a threshold for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Only tax positions meeting the more-likely-than-not recognition threshold at the effective date may be recognized or continue to be recognized. All of the Company’s tax years remain subject to examination by federal and state tax jurisdictions.

Commitments and Contingencies. The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Given that the Company has yet to fully implement its business plan and does not currently have plans to seek outside financing, management has considered the consequences of COVID-19 and other events and conditions, and it has determined that they do not create a material uncertainty that casts significant doubt upon the entity’s ability to continue as a going concern. The impact of COVID-19 on future performance and therefore on the measurement of some assets and liabilities or on liquidity might be significant and might therefore require disclosure in the financial statements, but management has determined that they do not create a material uncertainty that casts significant doubt upon the entity’s ability to continue as a going concern.

THE DOCS INC.

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2021

Fair value of financial instruments. The Company measures its financial and non-financial assets and liabilities, as well as makes related disclosures, in accordance with FASB Accounting Standards Codification No. 820, Fair Value Measurement (“ASC 820”), which provides guidance with respect to valuation techniques to be utilized in the determination of fair value of assets and liabilities. Approaches include, (i) the market approach (comparable market prices), (ii) the income approach (present value of future income or cash flow), and (iii) the cost approach (cost to replace the service capacity of an asset or replacement cost). ASC 820 utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one more significant inputs or significant value drivers are unobservable.

Risk and Uncertainties. The Company is subject to risks common to companies in the service industry, including, but not limited to, litigation, development of new technological innovations and dependence on key personnel.

Off Balance Sheet Arrangements. The Company does not have any off balance sheet arrangements.

Uncertain Tax Positions. The Company did not take any uncertain tax positions and had no adjustments to unrecognized income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the years ended September 30, 2021 and 2020. As of September 30, 2021, tax years since 2018 remain open for IRS audit. The Company has received no notice of audit from the Internal Revenue Service for any of the open tax years.

Recent accounting pronouncements. The Company reviewed all recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC and they did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

THE DOCS INC.

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2021

Note 3 -  Going Concern

Our consolidated financial statements have been prepared on a going concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities and commitments in the normal course of business for the foreseeable future. The Company has incurred net losses since inception and has net cash used in operations. In addition, the Company has just begun its operations and does not yet have sufficient revenue to cover its operating expenses. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon generating profitable operations in the future and/or to obtain the necessary financing to meet the Company’s obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with increase revenue and related party loans when necessary. While we believe that we will be successful in obtaining the necessary financing and generating revenue to fund our operations, meet regulatory requirements and achieve commercial goals, there are no assurances that such additional funding will be achieved and that we will succeed in our future operations. The financial statements of the Company do not include any adjustments that may result from the outcome of these uncertainties.

Note 4 – Property and equipment

Property and equipment consisted of the following:

	Useful Life	September 30,	September 30,
	(Years)	2021	2020
Medical equipment	10	$265,000	$541,000
		265,000	541,000

Less accumulated depreciation		-	-
Less impairment charge		(64,000)	(276,000)

		$201,000	$265,000

THE DOCS INC.

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2021

As of September 30, 2021, the Company had fixed assets valued at $201,000, which were acquired from an affiliated entity (note 5). These assets have not been placed into service since their acquisition, and therefore have not yet been depreciated.

Note 5 – Related Party Transactions

On December 31, 2019, the Company issued 5,410,000 restricted shares of common stock to a related party entity, The Docs, LLC, an entity owned by one of the Company’s Directors, in exchange for equipment valued at $541,000.

On April 21, 2020, the Company received $10,000 for working capital from HCSLV Inc., a related party of an officer of the Company, as a loan that bears no interest and is payable on demand. On September 21, 2021, the Company received an additional $4,040 for working capital from HCSLV Inc. As of September 30, 2021, the total amount owed to HCSLV Inc. was $14,040.

Note 6 – Accounts payable and accrued liabilities

As of September 30, 2021 and September 30, 2020, the Company has outstanding $-0- and $-0- in accounts payable and accrued expenses.

Note 7 – Stockholders’ Equity

Common Stock. The Company is currently authorized to issue 500,000,000 shares of common stock, par value of $0.001 per share.

On December 31, 2019, the Company issued 5,410,000 restricted shares of common stock to a related party entity, The Docs, LLC, an entity owned by one of the Company’s directors, in exchange for equipment valued at $541,000.

As of September 30, 2021, the Company has 10,410,000 shares of common stock issued and outstanding.

Preferred Stock. The Company is currently authorized to issue 5,000,000 shares of voting preferred stock, par value $0.001. Each preferred share shall have a voting weight of 200 common shares. Preferred stock has no liquidation preference.

During the fiscal year ended September 30, 2019, the Company issued 100,000 shares of preferred stock for $300 to one shareholder.

THE DOCS INC.

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2021

During the fiscal year ended September 30, 2019, two people paid $300 each to subscribe for preferred stock, which are included in these financial statements as subscriptions payable. However, they were unable to complete the necessary documentation and their funds were subsequently returned to them by the Company in December 2019.

On December 18, 2019, three shareholders purchased 3,400,000 shares of unregistered restricted preferred voting stock for cash of $10,200.

As of September 30, 2021, the Company has 3,500,000 shares of preferred stock issued and outstanding.

Note 8 - Net Loss Per Share

Loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that would then share in the income of the Company, subject to anti-dilution limitations. Basic and diluted loss per share were the same for the years ended September 30, 2021 and 2020.

For the years ended September 30, 2021 and 2020, the Company posted losses of $0.00 and $0.03 per share, respectively, basic and diluted per share.

Note 9 - Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

	September 30, 2021	September 30, 2020
U.S. statutory rate	21%	21%
Nevada statutory rate	0%	0%
Less valuation allowance	(21%)	(21%)
Effective tax rate	0%	0%

THE DOCS INC.

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2021

At September 30, 2021 and 2020 the Company’s deferred tax assets were as follows:

	September 30, 2021	September 30, 2020
Tax benefit of net operating loss carry forward	$ 68,795	$ 296,084
Intangible
Total deferred tax assets	68,795	296,084

Less: valuation allowance	(68,795)	(296,084)
Net deferred tax assets	$ -	$ -

As of September 30, 2021, the Company had unused net operating loss carry forwards of approximately $364,879 available to reduce future federal taxable income. Net operating loss carry forwards expire through fiscal years ending in 2039. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally a greater than 50% change of ownership).

Note 10 - Subsequent Events

Management has evaluated events through February 7, 2022 and has concluded that no such events have occurred.

[BACK COVER PAGE OF PROSPECTUS]

PROSPECTUS

[date]

THE DOCS, INC.

2,000,000 Shares of Common Stock

Dealer prospectus delivery obligation

Until [date], all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will pay all expenses in connection with the registration and sale of the common stock by the selling stockholder, who is an underwriter in connection with their offering of shares. The estimated expenses of issuance and distribution are set forth below:

Nature of Expenses:

U.S. Securities and Exchange Commission Registration Fee	$26
Legal Fees and Miscellaneous Expenses*	$15,000
Audit Fees*	$10,000
Transfer Agent Fees*	$800
Printing*	$100

Total Expenses	$25,926

*Estimated Expenses

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws. Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Articles and bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our Articles and bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

We do not carry or maintain any insurance coverage for the benefit of your officers and directors at this time. Our directors may cause us to purchase and maintain insurance for the benefit of a person who is or was serving as our director, officer, employee or agent, or as a director, officer, employee or agent or our subsidiaries, and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

On November 1, 2017, 5,000,000 unregistered restricted shares of Common Stock were issued to founders for cash of $5,000.

On March 27, 2019, 100,000 unregistered restricted shares of Preferred Stock were issued to a shareholder for cash of $300.

On December 18, 2019, 3,400,000 unregistered restricted shares of Preferred Stock were issued to three shareholders for cash of $10,200.

These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and were issued under Regulation D, Rule 506 to an accredited investors. The issuance of these shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the only one entity involved in the offering, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The sales of these shares were to known acquaintances to the President of the Company. The shares were purchased for investment purpose and not for resale. In addition, this investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted.

There have been no other issuances of shares since our inception on April 16, 2017. As of February 10, 2022, we had a total of five shareholders.

EXHIBITS

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

		Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period Ending	Exhibit	Filing Date
3.1	Articles of Incorporation, as currently in effect		S-1	N/A	3.1	2/3/2021
3.2	Bylaws, as currently in effect		S-1	N/A	3.2	2/3/2021
5.1	Opinion of Thomas C. Cook, Esq., regarding the legality of the securities being registered		S-1	N/A	5.1	2/3/2021
23.1	Consent of Assurance Dimensions	X	S-1
23.2	Consent of Law Offices of Thomas C. Cook, Ltd (contained in Exhibit 5.1)		S-1	N/A	23.2	2/3/2021
99.1	Subscription Agreement		S-1	N/A	99.1	2/3/2021

UNDERTAKINGS

We hereby undertake to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-1/A and has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, and the State of Nevada.

Date: February 10, 2022

THE DOCS, INC.
By:/s/ Mark A. Cole
Mark A. Cole Chief Executive Officer, President and Director Principal Executive, Financial and Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amended Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark A. Cole Mark A. Cole	Chief Executive Officer and Director	February 10, 2022

/s/ Catheryn Govereau Catheryn Govereau	Principal Financial Officer, Principal Accounting Officer and Director	February 10, 2022

/s/ Asheesh Dewan, M.D. Asheesh Dewan, M.D.	Director	February 10, 2022